                                                                    EXHIBIT 2.12



                           SALE AND PURCHASE AGREEMENT



                                       FOR



                   GOLDEN EAGLE REFINING AND MARKETING ASSETS



                                     BETWEEN



                                  ULTRAMAR INC.



                                       AND



                      TESORO REFINING AND MARKETING COMPANY



                                FEBRUARY 4, 2002



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                                TABLE OF CONTENTS

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Article 1             DEFINITIONS................................................................................2

Article 2             SALE AND PURCHASE OF ASSETS...............................................................10

         2.1      Refinery......................................................................................10

         2.2      Marketing Assets..............................................................................11

         2.3      Excluded Property.............................................................................12

         2.4      Insurance.....................................................................................13

         2.5      Sale of Assets Only...........................................................................14

Article 3             PURCHASE PRICE............................................................................14

         3.1      Purchase Price................................................................................14

         3.2      Payment.......................................................................................14

         3.3      Earnest Money Deposit.........................................................................16

         3.4      Valuation.....................................................................................16

         3.5      Allocation of Purchase Price..................................................................16

Article 4             SELLER'S RETAINED LIABILITIES; PURCHASER'S ASSUMED LIABILITIES............................17

         4.1      Seller's Retained Liabilities.................................................................17

         4.2      Purchaser's Assumed Liabilities...............................................................18

Article 5             RELATED AGREEMENTS........................................................................19

         5.1      Trademark License Agreement...................................................................19

         5.2      Transition Services Agreement.................................................................19

         5.3      Agreements Not Effective Prior to Closing.....................................................19

Article 6             CLOSING...................................................................................20

         6.1      Time and Place................................................................................20

         6.2      Seller's Deliveries...........................................................................20

         6.3      Purchaser's Deliveries........................................................................22

         6.4      Inventories...................................................................................23

         6.5      Apportionment of Taxes and Expenses...........................................................23

         6.6      Condition of Assets...........................................................................24

Article 7             CONDITIONS PRECEDENT TO CLOSING...........................................................25

         7.1      Conditions to Purchaser's Obligations.........................................................25

         7.2      Conditions to Seller's Obligations............................................................26

         7.3      Cooperation...................................................................................26
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Article 8             SELLER'S REPRESENTATIONS AND WARRANTIES...................................................26

         8.1      Organization..................................................................................26

         8.2      Authority; Enforceability.....................................................................26

         8.3      Consents......................................................................................27

         8.4      No Breach.....................................................................................27

         8.5      Real Property.................................................................................27

         8.6      Improvements..................................................................................27

         8.7      Compliance with Laws..........................................................................27

         8.8      Contracts.....................................................................................28

         8.9      Permits.......................................................................................28

         8.10     Actions and Proceedings.......................................................................28

         8.11     Labor Matters.................................................................................29

         8.12     Intellectual Property ........................................................................29

         8.13     Retail Merchandise............................................................................29

         8.14     Brokers.......................................................................................29

         8.15     Solvency......................................................................................29

         8.16     Absence of Certain Changes....................................................................29

         8.17     Returns.......................................................................................30

         8.18     Foreign Person................................................................................30

Article 9             PURCHASER'S REPRESENTATIONS AND WARRANTIES................................................30

         9.1      Organization..................................................................................30

         9.2      Authority; Enforceability.....................................................................30

         9.3      Consents......................................................................................30

         9.4      No Breach.....................................................................................31

         9.5      Actions and Proceedings.......................................................................31

         9.6      Brokers.......................................................................................31

         9.7      Solvency; Funds...............................................................................31

         9.8      Independent Decision..........................................................................31

Article 10            ENVIRONMENTAL LIABILITIES.................................................................31

         10.1     Allocation of Environmental Liabilities.......................................................31

         10.2     Scope.........................................................................................32
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         10.3     Refinery......................................................................................32

         10.4     Marketing Assets..............................................................................34

         10.5     Survival......................................................................................35

Article 11            TITLE MATTERS.............................................................................36

         11.1     Title Commitments and Permitted Encumbrances..................................................36

         11.2     Owner or Leasehold Policies of Title Insurance................................................37

         11.3     Conveyance of Title; Assignment of Leasehold Interests........................................38

         11.4     Title Insurance...............................................................................38

Article 12            RISK OF LOSS..............................................................................38

         12.1     Casualty or Condemnation......................................................................38

         12.2     Risk of Loss..................................................................................40

Article 13            DEFAULT; REMEDIES.........................................................................40

         13.1     Purchaser Default.............................................................................40

         13.2     Election of Remedies..........................................................................40

         13.3     Seller's Default..............................................................................41

Article 14            CHANGES IN REPRESENTATIONS AND WARRANTIES.................................................41

Article 15            INDEMNIFICATION...........................................................................41

         15.1     Indemnification Liabilities...................................................................41

         15.2     Procedures....................................................................................42

         15.3     Certain Limitations...........................................................................42

         15.4     General Release...............................................................................43

Article 16            RECORDS...................................................................................43

         16.1     Seller's Rights to Records....................................................................43

         16.2     Preservation of Records.......................................................................44

Article 17            ACCESS TO ASSETS AFTER CLOSING............................................................44

Article 18            PURCHASER'S INSPECTIONS...................................................................44

         18.1     Access to Refinery............................................................................44

         18.2     Access to Marketing Assets....................................................................45

         18.3     Post Closing Inspection of Marketing Assets...................................................45

         18.4     Purchaser's Right to Install Equipment on Marketing Sites.....................................45

         18.5     Purchaser's Entry Shall be at Purchaser's Sole Risk...........................................45
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         18.6     NO RELIANCE...................................................................................45

Article 19            COVENANTS.................................................................................46

         19.1     General.......................................................................................46

         19.2     Operation Pending Closing.....................................................................46

         19.3     Assistance Regarding Transfers of Rights......................................................46

         19.4     Financial Statement Requests..................................................................46

         19.5     Union Negotiations............................................................................47

Article 20            PUBLICITY; CONFIDENTIALITY................................................................47

         20.1     Public Statements.............................................................................47

         20.2     Confidentiality...............................................................................47

Article 21            EMPLOYEES AND BENEFITS....................................................................48

         21.1     Employees in General..........................................................................48

         21.2     Represented Employees.........................................................................48

         21.3     Non-Represented Employees.....................................................................49

         21.4     Inactive Employees............................................................................49

         21.5     Terms of Employment...........................................................................50

         21.6     Vacation Liability............................................................................50

         21.7     Pension Plans.................................................................................50

         21.8     Severance.....................................................................................51

         21.9     Workers' Compensation and Employment-Related Claims...........................................52

         21.10    WARN Act......................................................................................52

         21.11    Pay Employees Until Closing Date..............................................................52

         21.12    Retention Bonuses.............................................................................53

         21.13    Change in Employee Compensation...............................................................54

         21.14    Transition of Employees.......................................................................54

         21.15    Loans to Employees............................................................................54

Article 22            TRANSFER OF PERMITS AND ASSIGNMENT OF CONTRACTS...........................................54

         22.1     Transfer of Permits...........................................................................54

         22.2     Delays in Transfer of Permits or Assignment of Contracts......................................54

Article 23            CERTAIN TAX MATTERS.......................................................................55

         23.1     Documentary Transfer Taxes and Certain Fees...................................................55
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         23.2     Other Taxes...................................................................................55

Article 24            BULK SALES................................................................................55

Article 25            ASSIGNMENT................................................................................56

         25.1     Limitation on Assignment......................................................................56

         25.2     Assignability to Affiliates...................................................................56

         25.3     Scope of Permitted Assignments................................................................56

Article 26            LIKE-KIND EXCHANGE........................................................................56

Article 27            PAYMENTS..................................................................................57

Article 28            ARBITRATION...............................................................................57

         28.1     Negotiation of Disputes and Disagreements.....................................................57

         28.2     Arbitration Resolution........................................................................57

         28.3     Conduct of the Arbitration....................................................................58

         28.4     Costs.........................................................................................58

         28.5     Breach........................................................................................59

         28.6     Arbitral Awards...............................................................................59

Article 29            AMENDMENTS................................................................................59

Article 30            SURVIVAL OF REPRESENTATIONS AND WARRANTIES................................................60

Article 31            GENERAL; ADDITIONAL COVENANTS.............................................................60

         31.1     Entire Agreement..............................................................................60

         31.2     Construction..................................................................................60

         31.3     Captions......................................................................................60

         31.4     Attachments, Exhibits and Schedules...........................................................60

         31.5     Severability..................................................................................60

         31.6     No Waiver.....................................................................................61

         31.7     Governing Law; Choice of Forum................................................................61

         31.8     Notices.......................................................................................61

         31.9     Commercially Reasonable Efforts; Time of Essence..............................................61

         31.10    Counterparts..................................................................................61

         31.11    Extensions of Time; Waiver....................................................................62

         31.12    Further Assurances............................................................................62

         31.13    No Presumption Against Drafter................................................................62
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         31.14    Expenses......................................................................................62

         31.15    Interpretation................................................................................62
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                                       vi

                         SALE AND PURCHASE AGREEMENT FOR

                   GOLDEN EAGLE REFINING AND MARKETING ASSETS


         This Sale and Purchase Agreement for Golden Eagle Refining and Marketing Assets (this "AGREEMENT") is entered into as of February 4, 2002 (the "EFFECTIVE DATE") between ULTRAMAR INC., a Nevada corporation having a principal place of business in San Antonio, Texas ("SELLER"), and TESORO REFINING AND MARKETING COMPANY, a Delaware corporation having a principal place of business in San Antonio, Texas ("PURCHASER").

                              PRELIMINARY STATEMENT

         Seller owns the Golden Eagle refinery, a petroleum coke terminal and related assets in Contra Costa County, California on which Seller conducts refining and other business activities and operations (the "REFINERY").

         Seller also owns or leases retail assets in California at which fuel products are marketed to retail customers (the "MARKETING ASSETS").

         Under the terms of consent decrees entered into with the U.S. Federal Trade Commission ("FTC") and the States of California and Oregon dated November 30, 2001, December 18, 2001 and December 18, 2001, respectively, in connection with the merger (the "MERGER") of Valero Energy Corporation and Ultramar Diamond Shamrock Corporation ("UDS") (collectively, the "CONSENT DECREES" and individually the "FTC CONSENT DECREE," the "CALIFORNIA CONSENT DECREE" and the "OREGON CONSENT DECREE," respectively), Seller has agreed to divest the Refinery and the Marketing Assets (collectively, as defined in the Consent Decrees and as more particularly described herein, the "GOLDEN EAGLE REFINING AND MARKETING ASSETS"). The Golden Eagle Refining and Marketing Assets and certain related assets are specifically defined in Article 2 and, as so defined, are herein referred to as the "ASSETS." Purchaser desires to purchase the Assets in accordance with the terms of this Agreement.

         As specified in the Consent Decrees, the purpose of the transactions contemplated by this Agreement is to provide for the continued use of the Assets as viable, on-going businesses, in the same businesses in which they were engaged at the time the Merger was announced. These businesses include the refining and bulk supply of CARB Gasoline and other petroleum products. The businesses are to be continued by a firm that has sufficient ability and an equivalent incentive to invest and compete in the Assets and businesses as UDS had before the Merger, and to remedy the lessening of competition in the refining and bulk supply of CARB Gasoline and other petroleum products resulting from the Merger.

         Purchaser recognizes the purpose of the Consent Decrees and specifically affirms as follows: (a) it has the managerial, operational and financial capability to compete effectively as a viable, ongoing refiner and bulk supplier of CARB Gasoline; (b) it intends to use the Assets for the purpose of competing effectively in the refining and bulk supplying of CARB Gasoline; and (c) its purchase of the Assets will promote competition.

         Purchaser's execution and delivery of this Agreement to Seller shall constitute a binding and irrevocable agreement to purchase the Assets on the terms and conditions set forth in this Agreement.

          Concurrently with the execution and delivery of this Agreement, Purchaser is causing Tesoro Petroleum Corporation to execute and deliver to Seller a Guaranty in the form attached here to as Exhibit J, which guarantees Purchaser's performance under this Agreement and the Purchaser Note.

          Concurrently with the execution and delivery of this Agreement, Seller is causing Valero Energy Corporation to execute and deliver to Purchaser a Guaranty in the form attached here to as Exhibit K, which guarantees Seller's performance under this Agreement.

         NOW THEREFORE, in consideration of the matters set forth in the Preliminary Statement, and the mutual promises and covenants herein set forth, and subject to the terms and conditions of this Agreement, the parties agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

         1.1 The following terms shall have the meanings set forth below for all purposes of this Agreement:

         "401(K) ASSETS" has the meaning specified in Section 21.7.1.

         "AFFILIATE" means, with respect to a party, any individual or legal business entity that, directly or indirectly, controls, is controlled by or is under common control with, such party. The term "control" (including the terms "controlled by" and "under common control with") as used in the preceding sentence means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies.

         "AGREEMENT" means this Sale and Purchase Agreement for Golden Eagle Refining and Marketing Assets.

         "ALTA" has the meaning specified in Section 11.1.1.

         "APPORTIONMENT REPORT" has the meaning specified in Section 6.5.1.

         "APPORTIONMENT SUM PAYABLE" has the meaning specified in Section 6.5.1.

         "ASSETS" has the meaning specified in the Preliminary Statement.

         "AVAILABLE EMPLOYEES" has the meaning specified in Section 21.3.1.



                                       2
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         "CARB GASOLINE" means gasoline that meets the standards of the
California Air Resources Board as of the Effective Date.

         "CASH PURCHASE PRICE" has the meaning specified in Section 3.2.1.

         "CALIFORNIA CONSENT DECREE" has the meaning specified in the Preliminary Statement.

         "CASUALTY" has the meaning specified in Section 12.1.1.

         "CASUALTY INSURANCE" has the meaning specified in Section 12.1.7.

         "CERCLA" has the meaning specified in Section 10.1.

         "CLAIM" has the meaning specified in Section 28.1.

         "CLOSING" has the meaning specified in Section 6.1.

         "CLOSING DATE" means the date on which the Closing occurs.

         "COBRA COVERAGE" has the meaning specified in Section 4.1.2.3.

         "COLLECTIVE BARGAINING AGREEMENTS" has the meaning specified in Section 21.2.2.

         "CONSENT" has the meaning specified in Section 8.3.

         "CONSENT DECREES" has the meaning specified in the Preliminary
Statement.

         "CONTRACTS" means Refinery Contracts and Marketing Contracts.

         "DEPOSITS" has the meaning specified in Section 6.5.1.

         "DISCLOSING PARTY" has the meaning specified in Section 15.3.6.

         "EARN OUT PAYMENT" has the meaning specified in Section 3.1.6.

         "EARNEST MONEY DEPOSIT" has the meaning specified in Section 3.3.1.

         "EFFECTIVE DATE" has the meaning specified in the introductory paragraph of this Agreement.

         "EMPLOYEE" has the meaning specified in Section 21.1.2.

         "ENVIRONMENTAL INSURANCE ENDORSEMENT" has the meaning specified in
Section 10.3.6.

         "ENVIRONMENTAL LAWS" means all applicable federal, state, and local laws, statutes, ordinances, regulations, common law, standards, prohibitions, restrictions, directives, interpretations, orders, decrees, notices, demands, requests for information, guidelines, permits, licenses, approvals and entitlements that relate to the protection of human health, public or worker safety, wildlife or the environment (including the air, soil, surface water and



                                       3
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groundwater) or that create rights or obligations in connection with the presence or Release of Hazardous Materials or Petroleum Products.

         "ENVIRONMENTAL LIABILITY" means any Liability arising out of or related to Environmental Laws, including any (i) natural resource damage claims and claims for Remedial Work, (ii) obligation to investigate, monitor, test, report to Governmental Authorities, remediate or perform Remedial Work in connection with any onsite or offsite presence or Release of Hazardous Materials or Petroleum Products or any soil or groundwater condition, and (iii) compliance order, consent order, cleanup and abatement order and cease-and-desist order.

         "ERISA" has the meaning specified in Section 4.1.2.3.

         "EXCLUDED PROPERTY" has the meaning specified in Section 2.3.

         "EXPENSES" has the meaning specified in Section 6.5.1.

         "FEE MARKETING SITES" has the meaning specified in Section 2.2.1.1.

         "FINANCIAL STATEMENTS" has the meaning specified in Section 19.4.

         "FTC" has the meaning specified in the Preliminary Statement.

         "FTC CONSENT DECREE" has the meaning specified in the Preliminary Statement.

         "GOLDEN EAGLE REFINING AND MARKETING ASSETS" has the meaning specified in the Preliminary Statement.

         "GOVERNMENTAL AUTHORITY" means any federal, state, local or foreign governmental authority, agency, board, commission, judicial body or other body having jurisdiction over the matter.

         "HAZARDOUS MATERIALS" means any substance which is listed, regulated or defined as a hazardous substance, hazardous material, toxic substance, hazardous waste, hazardous chemical, hazardous air pollutant, contaminant or pollutant under any Environmental Laws, including (i) radioactive substances, (ii) asbestos, (iii) radon, (iv) mercury, (v) lead-based paint and (vi) polychlorinated biphenyls ("PCBs"), but excluding Petroleum Products.

         "IMPROVEMENTS" means the Refinery Improvements and the Marketing Improvements.

         "INACTIVE EMPLOYEES" has the meaning specified in Section 21.1.3.

         "INDEMNITEE" has the meaning specified in Section 15.1.

         "INDEMNITOR" has the meaning specified in Section 15.1.

         "INTELLECTUAL PROPERTY" means all patents, patent rights, trademarks, service marks, trade names, designs, logos, trade dress, trade styles and copyrights (whether or not registered), and all applications for the foregoing, and all trade secrets, know-how, inventions, research records, confidential information, product designs, engineering specifications and drawings, technical



                                        4
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information, formulae, customer lists, supplier lists and market analyses and other intellectual property rights.

         "INVENTORY" means the Refinery Inventory and the Marketing Inventory.

         "INVENTORY AND ADJUSTMENT AMOUNT" has the meaning specified in Section 3.2.4.1.

         "LATEST TAX RATE" means with respect to each Asset subject to property taxation, the aggregate property tax rate applicable to such Asset in effect for the property tax year July 1, 2001 to June 30, 2002.

          "LATEST TAX VALUATION" means the valuation for property tax purposes in effect on January 1, 2002.

         "LEASED MARKETING SITES" has the meaning specified in Section 2.2.1.1.

         "LIABILITY" means any known, unknown, contingent or non-contingent loss, claim (including tort claims, claims for personal injury, claims for property damage, claims for diminution in property value and claims for injunctive relief), action, proceeding, charge, directive, demand, request for information or notice of non-compliance or violation, suit, judgment, decree, order, liability, obligation (civil, criminal or other), damage (including consequential damages and, in the case of third party claims, punitive damages), expense (including reasonable attorney and consultant fees and costs for investigation and defense), capital expenditure, operating expense, cost, fee, lien, fine or penalty. "Liability" shall include Environmental Liabilities and, in each instance, shall include all reasonable costs of investigating and defending any claim.

         "MAJOR EQUIPMENT" has the meaning specified in Section 18.2.

         "MARKETING ASSETS" has the meaning specified in the Preliminary Statement.

         "MARKETING BOOKS AND RECORDS" has the meaning specified in Section 2.2.1.4.

         "MARKETING CONTRACTS" has the meaning specified in Section 2.2.2.1.

         "MARKETING IMPROVEMENTS" has the meaning specified in Section 2.2.1.2.

         "MARKETING INVENTORY" has the meaning specified in Section 6.4.2.

         "MARKETING INVENTORY PRICE" has the meaning specified in Section 6.4.2.

         "MARKETING MISCELLANEOUS ASSETS" has the meaning specified in Section 2.2.2.2.

         "MARKETING PERMITS" has the meaning specified in Section 2.2.2.3.

         "MARKETING PERSONAL PROPERTY" has the meaning specified in Section 2.2.1.3.

         "MARKETING REAL PROPERTY" has the meaning specified in Section 2.2.1.1.



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

         "MARKETING SITES" means the Fee Marketing Sites and the Leased Marketing Sites, and shall include the service station business and all ancillary business located at the Marketing Sites, including any automobile mechanical service, convenience store, restaurant and car wash business.

         "MERCHANDISE" has the meaning specified in Section 6.4.2.

         "MISCELLANEOUS ASSETS" means the Refinery Miscellaneous Assets and the Marketing Miscellaneous Assets.

         "NON-REPRESENTED EMPLOYEE" has the meaning specified in Section 21.1.2.

         "OPERATIONS" means the business activities and operations conducted on each of the Assets.

         "ORDER" means any judgment, order, writ, injunction or decree of any Governmental Authority having jurisdiction over the matter.

         "OREGON CONSENT DECREE" has the meaning specified in the Preliminary Statement.

         "OUTSIDE CLOSING DATE" means May 31, 2002, as adjusted pursuant to
Article 12.

         "PERMIT ASSESSMENTS" means any assessment issued by a Governmental Authority after the Closing in connection with any Permit regardless of whether such assessment is based on operating levels at the Refinery or Marketing Sites prior to, at or after the Closing.

         "PERMITS" means Refinery Permits and Marketing Permits.

         "PERMITTED ENCUMBRANCES" has the meaning specified in Section 11.1.1.

         "PERSONAL PROPERTY" means the Refinery Personal Property and the Marketing Personal Property.

         "PETROLEUM PRODUCT" means petroleum hydrocarbons, including crude oil and any fraction thereof, and any product made from petroleum hydrocarbons, together with any additives to such products, including MTBE.

         "POST-CLOSING REPORT" has the meaning specified in Section 3.2.4.3.

         "PURCHASE PRICE" has the meaning specified in Section 3.1.

         "PURCHASE PRICE BALANCE" has the meaning specified in Section 3.2.2.

         "PURCHASER" has the meaning specified in the introductory paragraph.

         "PURCHASER APPORTIONMENT SUM" has the meaning specified in Section
6.5.1.

         "PURCHASER DEFAULT" has the meaning specified in Section 13.1.

         "PURCHASER NOTE" has the meaning set forth in Section 3.2.4.1.

         "PURCHASER RESPONSE" has the meaning set forth in Section 3.2.4.3.

         "PURCHASER'S KNOWLEDGE" means the actual knowledge of any of the employees of Purchaser listed on Schedule 1-P as of the date a particular representation or warranty is made, without any review of files or other due diligence on the part of such employees.

         "PURCHASER'S PLAN BENEFIT" has the meaning specified in Section
21.7.2.1.

         "PURCHASER'S SPECIAL KNOWLEDGE" means the actual knowledge of any of the employees of Purchaser listed on Schedule 1-P and 1-P-A as of the date a particular representation or warranty is made, without any review of files or other due diligence on the part of such employees.

         "PURCHASER'S UNION BENEFITS" has the meaning specified in Section
21.2.2.

         "PUTATIVE BREACH" has the meaning specified in Section 15.3.6.

         "QDRO" has the meaning specified in Section 21.7.2.1(a)(i).

         "QUALIFIED INTERMEDIARY" has the meaning specified in Article 26.

         "RCRA" has the meaning specified in Section 10.3.2.

         "REAL PROPERTY" means the Refinery Real Property and the Marketing Real Property.

         "RECEIVING PARTY" has the meaning specified in Section 15.3.6

         "REFINERY" has the meaning specified in the Preliminary Statement.

         "REFINERY BOOKS AND RECORDS" has the meaning specified in Section 2.1.1.4.

         "REFINERY CONTRACTS" has the meaning specified in Section 2.1.2.1.

         "REFINERY IMPROVEMENTS" has the meaning specified in Section 2.1.1.2.

         "REFINERY INVENTORY" has the meaning specified in Section 6.4.1.

         "REFINERY INVENTORY PRICE" has the meaning specified in Section 6.4.1.

         "REFINERY MISCELLANEOUS ASSETS" has the meaning specified in Section 2.1.2.2.

         "REFINERY PERMITS" has the meaning specified in Section 2.1.2.3.

         "REFINERY PERSONAL PROPERTY" has the meaning specified in Section 2.1.1.3.

         "REFINERY REAL PROPERTY" has the meaning specified in Section 2.1.1.1.

         "RELEASE" means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposing or release of Hazardous Materials or Petroleum Products into or upon the environment (including the air, soil, surface water and groundwater).

         "REMEDIAL WORK" means any investigation, sampling, analysis, monitoring, abatement, removal, decontamination, remediation, cleanup, management, treatment, storage or disposal related to the presence or Release of Hazardous Materials or Petroleum Products.

         "REPAIR COST DISPUTE" has the meaning specified in Section 12.1.2.2.

         "REPAIR COSTS" has the meaning specified in Section 12.1.2.

         "REPAIR NEGOTIATION PERIOD" has the meaning specified in Section 12.1.2.1.

         "REPRESENTED EMPLOYEES" has the meaning specified in Section 21.1.1.

         "RETAINED LIABILITIES" has the meaning specified in Section 4.1.

         "RETURNS" means all federal, state, local, foreign or other governmental income and franchise tax returns and reports and all sales, use, payroll, withholding and other Tax returns, reports, statements and declarations.

         "SELLER" has the meaning specified in the introductory paragraph.

         "SELLER APPORTIONMENT SUM" has the meaning specified in Section 6.5.1.

         "SELLER CAPTIVE INSURER" has the meaning specified in Section 2.4.1.

         "SELLER POLICIES" has the meaning specified in Section 2.4.1.

         "SELLER'S KNOWLEDGE" means the actual knowledge of any of the employees of Seller listed on Schedule 1-S as of the date a particular representation or warranty is made, without any review of files or other due diligence on the part of such employees.

         "SELLER'S RETAINED ENVIRONMENTAL LIABILITIES" shall mean Seller's Retained Marketing Environmental Liabilities and Seller's Retained Refinery Environmental Liabilities.

         "SELLER'S RETAINED MARKETING ENVIRONMENTAL LIABILITIES" has the meaning specified in Section 10.4.1.1.

         "SELLER'S RETAINED REFINERY ENVIRONMENTAL LIABILITIES" has the meaning specified in Section 10.3.1.1.

         "SELLER'S UNION BENEFITS" has the meaning specified in Section 21.2.2.

         "TAKING" has the meaning specified in Section 12.1.1.

         "TAXES" means any and all federal, state, local and foreign taxes, charges, fees, levies, imposts, assessments, withholdings, impositions, or other similar governmental charges and any interest, liens, additions to tax or penalties thereon.

         "THIRD PARTY ESTIMATE" has the meaning specified in Section 12.1.2.2

         "TITLE COMPANY" has the meaning specified in Section 11.1.1.

         "TITLE COMMITMENT" has the meaning specified in Section 11.1.1.

         "TITLE POLICIES" means the owner's policies of title insurance to be issued pursuant to the Title Commitment.

         "TOSCO" means Tosco Corporation, its Affiliates and/or its successors, including Phillips Petroleum and its Affiliates.

         "TOSCO CONSENTS" means the Tosco Environmental Consent and the Tosco Retention Consent.

         "TOSCO ENVIRONMENTAL CONSENT" has the meaning set forth in Section 10.3.5.

         "TOSCO ENVIRONMENTAL INDEMNITY" has the meaning set forth in Section 10.3.5.

         "TOSCO INDEMNITIES" means the Tosco Environmental Indemnity and the Tosco Retention Indemnity.

         "TOSCO PURCHASE AGREEMENT" means the Asset Purchase and Sale Agreement (Refinery) dated as of August 4, 2000 between Seller, as buyer, and Tosco Corporation, as seller.

         "TOSCO RETENTION CONSENT" means the consent of Tosco to making Purchaser an additional beneficiary under the Tosco Retention Indemnity.

         "TOSCO RETENTION INDEMNITY" means Seller's rights under Section 2.04(b)(i) and the related provisions of Section 14.01(a) of the Tosco Purchase Agreement.

         "TRADEMARK LICENSE AGREEMENT" has the meaning specified in Section 5.1.

         "TRANSITION SERVICES AGREEMENT" has the meaning specified in Section
5.2.

         "UDS" has the meaning specified in the Preliminary Statement.

         "UNIONS" has the meaning specified in Section 21.2.2.

         "WARN ACT" has the meaning specified in Section 4.1.2.3.

                                   ARTICLE 2

                           SALE AND PURCHASE OF ASSETS

         2.1 REFINERY.

                  2.1.1 SALE. In compliance with the Consent Decrees and on the terms and subject to the conditions of this Agreement and for the consideration stated herein, at the Closing, Purchaser shall purchase and assume from Seller, and Seller shall sell and deliver to Purchaser, all of Seller's right, title and interest in and to the following properties and assets:

                           2.1.1.1 All real property interests included in the
Refinery, including real property owned in fee or leased, as more particularly described in Attachment 1-R (the "REFINERY REAL PROPERTY");

                           2.1.1.2 The improvements located on the Refinery Real
Property, including buildings, docks, facilities, fixtures, aboveground and underground piping and storage tanks and appurtenances, and also including the improvements described on Attachment 2-R (the "REFINERY IMPROVEMENTS");

                           2.1.1.3 All tangible assets used by Seller primarily
in the Operation of the Refinery on the Closing Date, including: (a) all vehicles, supplies, spare parts, tools, drawings, plats, files, equipment manuals, and furniture which are used by Seller primarily in the Operation of the Refinery on the Closing Date, (b) all plans (including proposed and tentative plans, whether or not adopted), specifications and drawings relating to the operation of, and improvements, modifications or upgrades to, the Refinery, but excluding (i) the Refinery Improvements, (ii) the Refinery Books and Records, and (iii) the Refinery Inventory. The items covered by this Section
2.1.1.3 are herein referred to as the "REFINERY PERSONAL PROPERTY";

                           2.1.1.4 Subject to Section 16.1, the historical books
and records relating to the Refinery (the "REFINERY BOOKS AND RECORDS"), including any documents that are stored or maintained in electronic storage format, such as computer disks or tapes; and

                           2.1.1.5 The Refinery Inventory.

                  2.1.2 ASSIGNMENT. In compliance with the Consent Decrees and on the terms and subject to the conditions of this Agreement and for the consideration stated herein, at the Closing, Purchaser shall purchase and assume from Seller, and Seller shall assign to Purchaser, all of Seller's right, title and interest in and to the following, which will be assigned and assumed pursuant to the Assignment and Assumption of Permits, Contracts and Miscellaneous Assets to be executed by the parties at the Closing (the form of which is attached as Exhibit A):

                           2.1.2.1 Subject to Article 22, all contracts,
including all of Seller's rights and obligations thereunder, used by Seller primarily in the Operation of the Refinery, including those identified in Attachment 3-R (the "REFINERY CONTRACTS");

                           2.1.2.2 Subject to Article 22, the office leases,
rights-of-way, easements, Deposits, the trade name "Golden Eagle Refinery" (but only for use in connection with the

Refinery), the emission reduction credits listed on Schedule 2.1.2.2, trade secrets, know-how, confidential or proprietary technical information, formulae, process engineering data, technical designs and other similar data or information, in each case used by Seller primarily with respect to the Assets and the Operations, including goodwill, if any, primarily associated with the Assets and not the Excluded Assets, and any going-concern value related to the Assets, including those identified in Attachment 4-R, and the Employee loans referenced in Section 21.15 (collectively, the "REFINERY MISCELLANEOUS ASSETS"); and

                           2.1.2.3 Subject to Article 22, the permits, licenses,
registrations, certificates, consents, orders, notices, approvals or similar rights from any Governmental Authority that are necessary to the Operations or ownership of the Refinery in the manner in which it has been owned and operated by Seller prior to the Effective Date, as identified in Attachment 5-R (the "REFINERY PERMITS").

         2.2      MARKETING ASSETS.

                  2.2.1 SALE. In compliance with the Consent Decrees and on the terms and subject to the conditions of this Agreement and for the consideration stated herein, at the Closing, Purchaser shall purchase and assume from Seller, and Seller shall sell and deliver to Purchaser, all of Seller's right, title and interest in and to the following properties and assets:

                           2.2.1.1 All real property interests located at
certain operating service stations owned in fee (the "FEE MARKETING SITES") and certain operating service stations held under lease (the "LEASED MARKETING SITES"), all as more particularly described in Attachment 1-M (collectively, the "MARKETING REAL PROPERTY");

                           2.2.1.2 The improvements located on the Marketing
Sites, including buildings, facilities, fixtures, aboveground and underground piping and storage tanks, pumps and appurtenances, and also including the improvements described on Attachment 2-M (the "MARKETING IMPROVEMENTS");

                           2.2.1.3 All tangible assets used by Seller primarily
in the Operation of the Marketing Sites, including: all supplies, spare parts, tools, drawings, plats, files, equipment manuals, equipment and furniture which are located at the Marketing Sites at the Closing Date and used by Seller primarily in the operation of the Marketing Sites, but excluding (i) the Marketing Improvements, (ii) the Marketing Books and Records, (iii) the Marketing Inventory and (iv) the Merchandise. The items covered by this Section
2.2.1.3 are herein referred to as the "MARKETING PERSONAL PROPERTY";

                           2.2.1.4 Subject to Section 16.1, the historical books
and records relating to the Marketing Sites (the "MARKETING BOOKS AND RECORDS"), including any documents that are stored or maintained in electronic storage format, such as computer disks or tapes;

                           2.2.1.5 The Marketing Inventory; and

                           2.2.1.6 The Merchandise.

                  2.2.2 ASSIGNMENT. In compliance with the Consent Decrees and on the terms and subject to the conditions of this Agreement and for the consideration stated herein, at the Closing, Purchaser shall purchase and assume from Seller, and Seller shall assign to Purchaser, all of Seller's right, title and interest in and to the following, which will be assigned and assumed pursuant to the Assignment and Assumption of Permits, Contracts and Miscellaneous Assets to be executed by the parties at the Closing (the form of which is attached as Exhibit A):

                           2.2.2.1 Subject to Article 22, all contracts and
agreements, including all of Seller's rights and obligations thereunder, used by Seller primarily in the Operation of the Marketing Sites, including those identified in Attachment 3-M (the "MARKETING CONTRACTS"); and

                           2.2.2.2 Subject to Article 22, the office leases,
rights-of-way, easements, Deposits and other miscellaneous assets used primarily in connection with Seller's Operation of the Marketing Sites, as identified in Attachment 4-M (the "MARKETING MISCELLANEOUS ASSETS").

                           2.2.2.3 Subject to Article 22, all permits, licenses,
registrations, certificates, consents, orders, notices, approvals or similar rights from any Governmental Authority that are necessary to the Operations or ownership of the Marketing Sites in the manner in which they have been owned and operated by Seller prior to the Effective Date, as described on Attachment 5-M (the "MARKETING PERMITS").

         2.3      EXCLUDED PROPERTY.

         Notwithstanding anything else in this Agreement, the Assets (and any defined term for any property included in the Assets) exclude the following (collectively, the "EXCLUDED PROPERTY"):

                  2.3.1 Intra-company accounts and contracts of Seller;

                  2.3.2 Cash or bank accounts of Seller and any securities held for investment, including notes receivable (except with respect to currency and coins on hand in the cash registers (other than checks and charge card tickets) at the Marketing Sites on the Closing Date);

                  2.3.3 Defenses and claims that Seller has asserted or could assert against third parties (except to the extent that such defenses and claims relate to Liabilities that Purchaser is assuming);

                  2.3.4 Accounts receivable;

                  2.3.5 (a) Proprietary trade names (excluding the trade name "Golden Eagle Refinery"), trademarks, service marks, logos, trade dress, insignia, imprints, brand identifications, advertising and trade names of Seller and all signs and other personal property whose primary purpose is to display any of the foregoing, (b) any proprietary invention, patent, trade secret, copyright, technological information, software or data of Seller except to the extent expressly included in the Assets, and (c) all forms and documents which prominently incorporate any of the foregoing, subject to the rights licensed to Purchaser pursuant to the Trademark License Agreement;

                  2.3.6 The items of excluded property listed on Attachments 6-R, and 6-M;

                  2.3.7 The Improvements, Personal Property and Inventory located at the Refinery or the Marketing Sites which are not owned by Seller, including those listed on Attachments 7-R, and 7-M;

                  2.3.8 Seller's insurance policies and Seller's rights under its insurance policies, subject to the terms of the Environmental Insurance Endorsement;

                  2.3.9 Seller's interest in the Contracts listed on Schedule 2.3.9;

                  2.3.10 Anything else that is stated in this Agreement as remaining the property of Seller;

                  2.3.11 The emission reduction credits listed on Schedule 2.3.11; provided that Seller agrees to sell to Purchaser, at Seller's cost, such of those credits listed on Schedule 2.3.11, if any, as Purchaser shall be required to obtain (in addition to those specified on Schedule 2.1.2.2 designated for the CARB Phase III Project) to complete the CARB Phase III Project; and

                  2.3.12 Any property that is owned by Seller and not used primarily in the Operation of the Refinery or Marketing Sites.

         2.4      INSURANCE.

                  2.4.1 Seller and Purchaser acknowledge that Seller maintains a program of property and liability insurance coverage for itself and its Affiliates. This program has been designed to achieve a coordinated risk-management package for Seller and all of its Affiliates. The program consists principally of three types of policies: (a) policies issued to Seller or its predecessors; (b) policies issued directly to Affiliates by one of Seller's wholly-owned insurance companies ("SELLER CAPTIVE INSURERS"); and (c) policies issued to Affiliates by locally admitted insurers which are reinsured by one of the Seller Captive Insurers. All of the insurance policies through which the program of coverage is presently or has previously been provided by or to Seller, its predecessors or Affiliates, except for the policy to which the Environmental Insurance Endorsement relates, are herein referred to collectively as the "SELLER POLICIES."

                  2.4.2 It is understood and agreed by Purchaser that from and after the Closing:

                           2.4.2.1 No insurance coverage shall be provided under
the Seller Policies to Purchaser;

                           2.4.2.2 Any and all policies insured or reinsured by
any of the Seller Captive Insurers which, but for this provision, would have insured the Refinery or the Marketing Assets shall be deemed terminated, commuted and cancelled ab initio; and

                           2.4.2.3 No claims regarding any matter whatsoever,
whether or not arising from events occurring prior to the Closing, shall be made by Purchaser against or with respect to any of the Seller Policies, regardless of their date of issuance.

                  2.4.3 Purchaser shall indemnify and defend Seller and its Affiliates against, and shall hold them harmless from, any Liability arising out of claims made after the Closing against any of the Seller Policies by Purchaser, any Affiliate of Purchaser or any company or person claiming to be subrogated to Purchaser's or any Affiliate's rights. Such indemnity shall cover any claim by an insurer for reinsurance, retrospective premium payments, prospective premium increases or any other restitution or funding requirements attributable to any such claim.

         2.5 SALE OF ASSETS ONLY. The transactions pursuant to this Agreement constitute only the sale and assignment by Seller to Purchaser of assets and not the sale of businesses. Purchaser is experienced in the operation of properties like the Assets and is familiar with the risks involved in owning and operating properties like the Assets, and is not relying on Seller to furnish Purchaser any information as to such risks.

                                   ARTICLE 3

                                 PURCHASE PRICE

         3.1 PURCHASE PRICE. In consideration of the Assets, Purchaser shall pay to Seller the total of the following:

                  3.1.1 For the transfer, sale and assignment by Seller of the Assets other than those Assets listed elsewhere in this Section 3.1, Nine Hundred Forty-Five Million Dollars ($945,000,000) as adjusted pursuant to Sections 12.1.2 and Article 14, if applicable;

                  3.1.2 For the Refinery Inventory, the Refinery Inventory
Price;

                  3.1.3 For the Marketing Inventory and Merchandise, the Marketing Inventory Price;

                  3.1.4 For the prepaid items described in the Apportionment Report, the Apportionment Sum Payable;

                  3.1.5 Amounts due under Section 21.15 (Employee Loans); and

                  3.1.6 The earn out payments as calculated pursuant to Schedule
3.2.3 (the "EARN OUT PAYMENTS");

                  3.1.7 minus Five Million Dollars ($5,000,000).

         The aggregate amount payable pursuant to this Section 3.1 is referred to as the "PURCHASE PRICE."

         3.2 PAYMENT. The Purchase Price shall be payable as follows:

                  3.2.1 One Billion, Seventy-Five Million Dollars
($1,075,000,000) shall be paid in cash at the Closing (net of the Earnest Money Deposit, which shall be applied towards Purchaser's payment obligation pursuant to this Section 3.2.1) (the "CASH PURCHASE PRICE").

                  3.2.2 The balance of the Purchase Price (exclusive of the Earn Out Payment) (the "PURCHASE PRICE BALANCE") shall be paid as provided in Section 3.2.4.

                  3.2.3 The Earn Out Payments (if any) shall be paid by Purchaser in accordance with the provisions of Schedule 3.2.3.

                  3.2.4 PRINCIPAL AMOUNT OF PURCHASER NOTE; ADJUSTMENTS.

                           3.2.4.1 Subject to Section 3.2.4.2, Purchaser shall
deliver to Seller at the Closing a promissory note in the form attached as Exhibit B (the "PURCHASER NOTE") in a principal amount equal to the Inventory and Adjustment Amount minus One Hundred Thirty Million Dollars ($130,000,000). The term "INVENTORY AND ADJUSTMENT AMOUNT" shall be calculated as follows:

                                    (a) the sum of

                                             (i) the Refinery Inventory Price;

                                             (ii) the Marketing Inventory Price;

                                             (iii) the amount of the employee
loans pursuant to Section 21.15; plus

                                             (iv) the Apportionment Sum Payable;
minus

                                    (b) the sum of

                                             (i) the amount of any adjustments
made pursuant to Section 12.1.2 and Article 14; plus

                                             (ii) Five Million Dollars
($5,000,000).

                           3.2.4.2 If the Purchase Price Balance is a negative
number, then Seller will pay to Purchaser in cash an amount equal to the Purchase Price Balance and no Purchaser Note will be required to be delivered hereunder. If the Purchase Price Balance is greater than $0 but less than $25,000,000, then Purchaser shall pay Seller in cash the Purchase Price Balance and no Purchaser Note will be required to be delivered hereunder. If the amount of the Purchase Price Balance is in excess of $25,000,000, then Purchaser shall pay Seller the first $25,000,000 of the Purchase Price Balance in cash and the remainder of the Purchase Price Balance shall become the principal owing under the Purchaser Note. Payments contemplated by this Section 3.2.4.2 shall be made within 20 business days after the date on which Seller delivers the Post-Closing Report to Purchaser. Notwithstanding the foregoing, any amount disputed in the Purchaser Response shall be paid within five business days of final resolution of the disputed amount. All payments made pursuant to this Section 3.2.4.2 shall include interest from the Closing Date to the date of payment at the interest rate set forth in Section 27.2.

                           3.2.4.3 As soon as practicable following the
Inventory Report Review Period (as defined in Attachment 8), Seller shall deliver to Purchaser a report setting forth Seller's calculation of the Inventory and Adjustment Amount (the "POST-CLOSING REPORT"). Purchaser shall notify Seller in writing (the "PURCHASER RESPONSE") within 15 business days of its receipt of the Post-Closing Report of any dispute regarding the calculations set forth in the Post-Closing Report. Purchaser's failure to deliver to Seller the Purchaser Response within such 15-business-day period shall be deemed for all purposes to constitute Purchaser's acceptance of the Post-Closing Report.

                           3.2.4.4 If Purchaser timely delivers to Seller the
Purchaser Response, the parties shall negotiate in good faith a resolution of such dispute. In the event that the parties are unable to agree on the Inventory and Adjustment Amount within 30 days of Seller's receipt of the Purchaser Response, then the parties agree to submit the matter to binding arbitration under Article 28.

         3.3      EARNEST MONEY DEPOSIT.

                  3.3.1 Simultaneously herewith, Purchaser is delivering to Seller a deposit in the amount of $53,750,000 (the "EARNEST MONEY DEPOSIT") as consideration for Seller's entry into this Agreement. In the event the Closing occurs, the Earnest Money Deposit, together with interest or earnings thereon, shall be credited against the Cash Purchase Price. In the event the Closing does not occur by the Outside Closing Date and the failure to close is not the result of Purchaser Default hereunder, then the Earnest Money Deposit, together with any interest or earnings thereon, shall be paid to Purchaser on the third business day following the Outside Closing Date. If the Closing does not occur by the Outside Closing Date and the failure to close is the result of Purchaser Default hereunder, then the Earnest Money Deposit shall be retained by Seller in accordance with Article 13.

                  3.3.2 As soon as practicable after the Effective Date, but in any event within ten business days after the Effective Date, Seller shall transfer the Earnest Money Deposit into a segregated investment account. Unless Seller and Purchaser otherwise agree in writing, Seller shall use commercially reasonable efforts to invest such funds in U.S. Treasury Bills with a maturity of one year or less.

         3.4 VALUATION. The parties agree that any property valuations established by the parties for the Assets are for purposes of (a) establishing an insured amount for the Title Commitments and title policies; (b) preparing the Closing statements and escrow instructions; (c) preparing affidavits of value and transfer tax returns; and (d) calculating recording fees and transfer taxes, if applicable. Such property valuations are not established necessarily for tax purposes or for financial or accounting ("book") purposes. Neither party shall have any liability to the other party with respect to such valuations.

         3.5 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Assets as of the Closing Date in accordance with a schedule mutually agreed to by Purchaser and Seller. Purchaser and Seller shall use commercially reasonable efforts to agree upon such schedule prior to the Closing Date, but their failure to so agree shall not be a condition to the Closing. Upon such agreement, if any, such schedule shall be attached to this Agreement as

Schedule 3.5. Any adjustments to the Purchase Price shall be similarly reflected in such schedule. For all Tax purposes, Purchaser and Seller agree to report the transactions contemplated by this Agreement in a manner consistent with the allocation reflected in Schedule 3.5, (as so adjusted, if any) and will not take any position inconsistent therewith in any Return , any proceeding before a taxing authority or otherwise. In the event such allocation is disputed by a taxing authority, the party receiving notice of such dispute shall promptly notify and consult with the other party hereto concerning such dispute. Neither party shall have any responsibility or liability with respect to such allocation other than the express terms of this Section 3.5.

                                   ARTICLE 4

         SELLER'S RETAINED LIABILITIES; PURCHASER'S ASSUMED LIABILITIES

         4.1 SELLER'S RETAINED LIABILITIES. Seller shall retain the following Liabilities (the "RETAINED LIABILITIES"):

                  4.1.1 Seller's Retained Environmental Liabilities;

                  4.1.2 except in each case as otherwise provided in Article 21, any Liability for:

                           4.1.2.1 salary, wages, benefits (other than vacation
benefits for Employees) and severance for or on behalf of any current or former employee of Seller arising out of their employment by Seller prior to the Closing, except to the extent arising out of Purchaser's failure to carry out the terms of this Agreement, which shall be Purchaser's sole responsibility, or

                           4.1.2.2 any injury or exposure suffered by any
current or former employee of Seller (to the extent and in the proportion the injury or exposure occurred prior to the Closing) in the course of their employment by Seller, or

                           4.1.2.3 any violation of law relating to the hiring,
employment or termination of employment (including any violations of the Employee Retirement Income Security Act ("ERISA"), the Worker Adjustment and Retraining Notification Act (the "WARN ACT"), continuation coverage ("COBRA COVERAGE") requirements of Section 4980B of the Internal Revenue Code of 1986, as amended, or Part 6 of Title I of ERISA, worker's compensation laws, and any federal, state, local or foreign laws relating to plant closings, termination of employees and claims regarding discrimination or harassment) of any current or former employees of Seller arising out of their employment by Seller prior to the Closing, except to the extent arising from Purchaser's default under this Agreement, which shall be Purchaser's sole responsibility;

                  4.1.3 any costs (other than those costs expressly provided for in another clause in this Section 4.1) for property furnished or services rendered to or for the benefit of the Assets prior to the Closing, except for those costs expressly assumed by Purchaser hereunder (excluding those Liabilities assumed pursuant to Section 4.2.1);

                  4.1.4 any Taxes, and any Liabilities relating to Taxes, (a) based upon the gross or net income or receipts of Seller or any of its Affiliates or otherwise in the nature of an income or franchise Tax, (b) relating to the ownership, possession, purchase, lease, use or operation of the Assets or the Operations by Seller prior to the Closing, (c) relating to Taxes of third persons of the types described in clause (a) or (b) above for which Seller or any of its Affiliates is liable as a transferee or successor, by contract or otherwise or (d) arising during, or relating to, any period (or portion thereof) ended on or prior to the Closing, excluding in each case Permit Assessments;

                  4.1.5 any Liability with respect to any litigation (a) listed in Schedule 10.3.1, (b) pending against Seller as of the Closing Date (except as provided in Section 10.3.1.2), (c) to Seller's Knowledge, threatened against Seller in writing prior to the Closing Date (except as provided in Section
10.3.1.2 and also excluding any litigation arising out of or relating to claims for indemnification or Environmental Liabilities threatened by any prior owner of the Refinery or such owner's Affiliate), and (d) based predominantly on state or federal antitrust statutes and arising out of Seller's conduct prior to the Closing Date;

                  4.1.6 any Liability arising out of or relating to the Operations at the Refinery between the closing date of the Tosco Purchase Agreement and the Closing Date as to products made and sold during such period that allegedly create infringement of or allegedly infringe on Unocal's U.S. Patent Nos. 5,288,393, 5,593,567, 5,653,866, 5,837,126 and 6,030,521; provided, however, that Seller's liability shall be limited to sums that are payable under a final decree or judgment, or settlement; and provided further that Seller shall be liable to Purchaser only to the extent that Purchaser promptly notifies Seller of any such potential pre-Closing patent liabilities in writing, and allows Seller to control the defense of any such litigation, and to settle or compromise all claims and lawsuits; and provided further, however, that Seller may not settle or compromise any such claim or lawsuit without the written consent of Purchaser if any settlement or compromise (a) requires Purchaser to part with any right or make any payment not indemnified, or (b) subjects Purchaser to any injunction. Subject to the foregoing, Purchaser shall have the right, at its option and expense, but not the obligation, to retain advisory counsel to represent its interests and consult with Seller's counsel in defending any such claim or lawsuit. Purchaser shall render such reasonable assistance which is requested by Seller without charge to Seller; and

                  4.1.7 any Liability arising out of or relating to any of the Excluded Property.

         4.2 PURCHASER'S ASSUMED LIABILITIES. In consideration of the transfer of the Assets, Purchaser shall assume, and shall pay, perform and discharge when due, and shall indemnify and defend Seller and its Indemnitees against and shall hold them harmless from:

                  4.2.1 any Liability with respect to the Assets and any condition existing with respect to the Assets or the Operations, in each case whether arising before, at or after the Closing, subject in each case only to Seller's retention of the Retained Liabilities;

                  4.2.2 any Liability for:

                           4.2.2.1 salary, wages, benefits, vacation, severance,
supplies or overhead for or on behalf of any current or former employees of Seller arising out of their employment by Purchaser after the Closing, or

                           4.2.2.2 any injury or exposure suffered by any
current or former employee of Seller (to the extent and in the proportion the injury or exposure occurred after the Closing) in the course of their employment by Purchaser at the Refinery or the Marketing Sites, or

                           4.2.2.3 any violation of law relating to the hiring,
employment, or termination of employment (including any violations of ERISA, the WARN Act, COBRA Coverage, workers' compensation laws, and any federal, state, local or foreign laws relating to plant closings or termination of employees) of any current or former employees of Seller arising out of their employment by Purchaser;

                  4.2.3 any costs for property furnished or services rendered (other than by employees of Purchaser) to or for the benefit of the Assets after the Closing;

                  4.2.4 any Liability arising after the Closing under any Contract or Permit;

                  4.2.5 the Liabilities assumed by or allocated to Purchaser pursuant to Article 10;

                  4.2.6 any Permit Assessments; and

                  4.2.7 Seller's obligations under Sections 2.04(a)(ii) and
Article 13 and the related provisions of Section 14.01(b)(iii) of the Tosco Purchase Agreement.

                                   ARTICLE 5

                               RELATED AGREEMENTS

         5.1 TRADEMARK LICENSE AGREEMENT. At or prior to the Closing, Seller and Purchaser shall enter into a license for up to 180 days to use certain trademarks used by Seller in connection with the Operations at the Marketing Sites, in the form attached as Exhibit C (the "TRADEMARK LICENSE AGREEMENT").

         5.2 TRANSITION SERVICES AGREEMENT. Seller shall provide, or cause its Affiliates to provide, to Purchaser, transition services pursuant to the Transition Services Agreement in the form attached as Exhibit D (the "TRANSITION SERVICES AGREEMENT"). The parties acknowledge that it is in each party's respective interest to work together, both during the period following the Effective Date up to the Closing Date and the period following the Closing Date, to ensure a smooth transition in ownership. Accordingly, each party will cooperate with each other and assist each other to facilitate the performance of the services to be provided under the Transition Services Agreement and to facilitate Purchaser's ability to terminate use of such services as soon as practicable following the Closing Date. To this end, each party agrees to furnish timely any information requested by the other party that is in its possession and that is reasonably necessary for the performance of the services to be provided under the Transition Services Agreement but which the requesting party does not possess.

         5.3 AGREEMENTS NOT EFFECTIVE PRIOR TO CLOSING. Neither of the agreements described above in this Article 5 shall be effective prior to the Closing.

                                   ARTICLE 6

                                     CLOSING

         6.1 TIME AND PLACE. The closing of the transaction contemplated hereby (the "CLOSING") shall be held at Seller's offices in San Antonio, Texas or such other locations as may be mutually agreed to by the parties on the latest of (a) the date five business days after the conditions to Closing set forth in Sections 7.1.5 and 7.2.4 have been satisfied, (b) 60 days after the Effective Date, and (c) the date provided in Article 12, or at such other time or place or in such other manner, including by mail or facsimile, as Seller and Purchaser may mutually agree in writing. If the Closing does not occur by the Outside Closing Date, a party which is not then in material default under this Agreement may, by written notice to the other party, terminate this Agreement (other than Sections 8.14, 9.6 and 31.14 and Article 20, which shall continue in effect) without further obligation to the other party, and if Purchaser is not then in material default under this Agreement, Seller shall return the Earnest Money Deposit (together with interest earned thereon) to Purchaser within 3 business days after giving or receiving notice of termination pursuant to this Section 6.1.

         6.2 SELLER'S DELIVERIES. At the Closing, Seller shall do the following:

                  6.2.1 with respect to the Refinery:

                           6.2.1.1 deliver to Title Company Corporation Grant
Deeds for the owned Real Properties, in the form attached as Exhibit E, executed and acknowledged by Seller;

                           6.2.1.2 deliver to Purchaser Bills of Sale for the
Refinery Personal Property, Refinery Books and Records and Refinery Inventory, in the form attached as Exhibit F, executed by Seller;

                           6.2.1.3 to the extent any required consents have been
obtained, deliver to Purchaser (or to Title Company as to leasehold interests to be covered by the Title Policies) Assignments and Assumption of Lease Agreements, in the form attached as Exhibit G, executed and acknowledged by Seller;

                           6.2.1.4 deliver to Purchaser possession of the
Refinery;

                           6.2.1.5 deliver to Purchaser counterparts executed by
Seller of the agreements required by Sections 5.1 and 5.2;

                           6.2.1.6 to the extent any required consents have been
obtained, deliver to Purchaser an executed Assignment and Assumption of Permits, Contracts and Miscellaneous Assets, in the form attached as Exhibit A;

                           6.2.1.7 to the extent obtained by Seller prior to the
Closing Date, deliver to Purchaser or Title Company, consistent with the deliveries under Section 6.2.1.3, the written consent of any lessor or landlord, if the assignment of the lease relating to the Refinery requires such consent;

                           6.2.1.8 to the extent obtained by Seller prior to the
Closing Date, deliver to Purchaser the written consent of any third party, if the assignment of the Refinery Permits or Refinery Contracts requires such consent;

                           6.2.1.9 to the extent obtained by Seller prior to the
Closing Date, deliver to Purchaser the Tosco Environmental Consent and the Tosco Retention Consent; and

                           6.2.1.10 to the extent obtained by Seller prior to
the Closing Date, deliver to Purchaser a copy of the Environmental Insurance Endorsement.

                  6.2.2 with respect to the Marketing Sites:

                           6.2.2.1 deliver to Title Company a Corporation Grant
Deed for each Fee Marketing Site, in the form of Exhibit E, executed and acknowledged by Seller;

                           6.2.2.2 to the extent obtained by Seller prior to the
Closing Date, deliver to Purchaser (or to Title Company as to leasehold interests to be covered by the Title Policies) the written consent of any lessor or landlord, if the assignment of the lease relating to a Leased Marketing Site requires such consent;

                           6.2.2.3 to the extent any required consents have been
obtained, deliver to Purchaser (or to Title Company as to leasehold interests to be covered by the Title Policies) an executed and acknowledged Assignment and Assumption of Lease Agreement for each Leased Marketing Site, in the form attached as Exhibit G;

                           6.2.2.4 deliver to Purchaser possession of the
Marketing Sites;

                           6.2.2.5 deliver to Purchaser an executed Bill of Sale
for the Marketing Personal Property, the Marketing Books and Records, the Marketing Inventory and the Merchandise, in the form attached as Exhibit F;

                           6.2.2.6 to the extent any required consents have been
obtained, deliver to Purchaser an executed Assignment and Assumption of Permits, Contracts and Miscellaneous Assets in the form attached as Exhibit A; and

                           6.2.2.7 to the extent obtained by Seller prior to the
Closing Date, deliver to Purchaser the written consent of any third party, if the assignment of the Marketing Permits or Marketing Contracts requires such consent;

                  6.2.3 With respect to all categories of Assets, deliver to Purchaser the following:

                           6.2.3.1 certified copies of appropriate corporate
action by Seller authorizing the transactions contemplated by this Agreement and authorizing the person(s) executing the documents listed in this Section 6.2 to enter into this Agreement and such other documents on behalf of Seller (to the extent such corporate action is required under Seller's constituent documents);

                           6.2.3.2 such affidavits and certificates as Title
Company shall reasonably require;

                           6.2.3.3 a certificate that the representations and
warranties made by Seller in this Agreement are true and correct as of the Closing Date, as though made at and as of the Closing Date, except to the extent modified pursuant to Article 14;

                           6.2.3.4 deliver to Title Company a FIRPTA Affidavit
and California Form 597W, in the forms attached as Exhibit H and I, respectively, executed by Seller; and

                           6.2.3.5 deliver to Title Company escrow instructions
signed by Seller consistent with this Agreement and required to consummate the transactions contemplated by this Agreement.

         6.3 PURCHASER'S DELIVERIES. At the Closing, Purchaser shall do the following:

                  6.3.1 pay to Seller the Cash Purchase Price, in accordance with Section 3.2;

                  6.3.2 deliver to Seller counterparts executed by Purchaser of the agreements required by Sections 5.1 and 5.2;

                  6.3.3 deliver to Seller executed and acknowledged Assignment and Assumption of Lease Agreements, in the form attached as Exhibit G;

                  6.3.4 if the Tosco Environmental Consent is given, deliver to Seller, for Seller's delivery to Tosco, Purchaser's assumption of the obligations set forth in Section 4.2.7;

                  6.3.5 to the extent any required consents have been obtained, deliver to Seller an executed Assignment and Assumption of Permits, Contracts and Miscellaneous Assets in the form attached as Exhibit A;

                  6.3.6 deliver to Seller and Title Company certified copies of appropriate corporate action by Purchaser authorizing the transactions contemplated by this Agreement and authorizing the person(s) executing the documents listed in this Section 6.3 to enter into this Agreement and such other documents on behalf of Purchaser;

                  6.3.7 deliver to Seller a certificate that the representations and warranties made by Purchaser in this Agreement are true and correct as of the Closing Date, as though made at and as of the Closing Date, except to the extent modified pursuant to Article 14;

                  6.3.8 deliver to Seller the executed Purchaser Note; and

                  6.3.9 deliver to the Title Company escrow instructions signed by Purchaser consistent with this Agreement and required to consummate the transactions contemplated by this Agreement.

         6.4 INVENTORIES.

                  6.4.1 REFINERY INVENTORY. The quantities of the Refinery inventory (including Petroleum Products stored at the Refinery or in connection with Operations at the Refinery and warehouse inventory at the Refinery) to be sold and transferred to Purchaser as of the Closing Date (the "REFINERY INVENTORY") shall be identified and calculated in accordance with the definitions and procedures set forth in "Refinery Inventory Quantification Procedures" as set forth in Attachment 8. The price to be paid for the Refinery Inventory (the "REFINERY INVENTORY PRICE") shall be calculated in accordance with the "Refinery Inventory Valuation Protocol" as set forth in Attachment 9. At the Closing, Seller shall transfer title and custody of the Refinery Inventory to Purchaser, and Purchaser will accept the Refinery Inventory and pay the Refinery Inventory Price to Seller, as provided in Section 3.2.4.

                  6.4.2 MARKETING INVENTORY AND MERCHANDISE. "MARKETING INVENTORY" means all refined Petroleum Products in bulk storage owned by Seller on each Marketing Site and all branded lubricants, tires, batteries, accessories and or other products owned by Seller and held for resale. "MERCHANDISE" means all merchandise owned by Seller and held for resale in the stores on the Marketing Sites, including currency and coins on hand in the cash registers at the Marketing Sites (other than checks and charge card tickets) at the Closing Date, but excluding Marketing Inventory. The quantities of the Marketing Inventory and Merchandise to be sold and transferred to Purchaser as of the Closing Date shall be as reported in accordance with Seller's standard reporting practices in the PDI database with respect to each Marketing Site as of the close of business on the Closing Date. The price to be paid for the Marketing Inventory and Merchandise (the "MARKETING INVENTORY PRICE") shall be calculated in accordance with the "Marketing Inventory Valuation Protocol" as set forth in Attachment 9. At the Closing, Seller shall transfer title and custody of the Marketing Inventory and Merchandise to Purchaser and Purchaser will accept the Marketing Inventory and Merchandise and pay the Marketing Inventory Price to Seller, as provided in Section 3.2.4.

         6.5 APPORTIONMENT OF TAXES AND EXPENSES.

                  6.5.1 Seller shall include in the Post-Closing Report a written statement (the "APPORTIONMENT REPORT") setting forth the amount of each of the following and a proration of such amounts as of the Closing Date: (a) general real estate taxes for the then current year relating to each piece of Real Property, (b) personal property taxes, (c) rents and lease payments, (d) charges for water, electricity, sewerage, gas and all other utilities or municipal charges and all energy-related charges imposed by a utility or governmental agency, (e) all street closure fees payable to Contra Costa County and (f) other prepaid expenses (including royalty payments) related to the Assets and their Operations (clauses (a) through (f), collectively, the "EXPENSES"), and (vii) the amount of all deposits included in the Assets (the "DEPOSITS"). The sum of amounts of Expenses apportioned to periods on and after the Closing Date and not paid by Purchaser (or required to be paid by Purchaser directly to the third party to whom it is owed) and the amount of the Deposits shall be payable by Purchaser (the "PURCHASER APPORTIONMENT SUM"). The sum of the amounts of Expenses apportioned to periods prior to the Closing Date and not paid by Seller (or required to be paid by Seller directly to the third party to whom it is owed) shall be payable by Seller (the "SELLER APPORTIONMENT SUM"). The result of the Purchaser Apportionment Sum minus the Seller Apportionment Sum shall be referred to as the "APPORTIONMENT SUM PAYABLE." If the Apportionment Sum Payable is a positive amount, it shall be paid by Purchaser to Seller pursuant to Section 3.2.4. If the Apportionment Sum Payable is a negative amount, it shall be treated as a negative number in the calculation set forth in
Section 3.2.4.1.

                  6.5.2 If the Closing shall occur before property taxes are finally fixed for the then current year for any Real Property, the apportionment of property taxes at the Closing shall be based upon the Latest Tax Rate applied to the Latest Tax Valuation for such Real Property. All special taxes or assessments applicable to any Real Property prior to the Closing Date shall be paid by Seller, including all taxes resulting from subsequent assessments for years or portions thereof prior to the Closing due to change in land usage or ownership pursuant to existing law. Any property taxes attributable to property produced or acquired by Purchaser after the Closing Date shall be entirely for the account of Purchaser.

                  6.5.3 After the Closing Date, if Purchaser receives a bill for Taxes assessed that includes Taxes for taxable years or taxable periods on or before the Closing Date (including Taxes assessed for portions of taxable years or periods on or before the Closing Date), Purchaser shall pay the bill and invoice Seller for all such Taxes relating to periods prior to the Closing Date. Subject to the proration occurring at the Closing, Seller shall promptly reimburse Purchaser upon receipt of such invoice. After the Closing Date, if Seller receives a bill for Taxes assessed against the Assets that includes Taxes for taxable years or taxable periods after the Closing Date (including Taxes assessed for portions of taxable years or periods after the Closing Date), Seller shall pay the bill and invoice Purchaser for all such Taxes relating to periods on or after the Closing Date. Subject to the proration occurring at the Closing, Purchaser shall promptly reimburse Seller upon receipt of such invoice.

                  6.5.4 The Apportionment Report shall indicate any Expense that cannot be finally determined as of the date of the Post-Closing Report. Any such Expense shall be excluded from the calculation of the Apportionment Sum Payable for the purposes of the Post-Closing Report and the determination of the principal amount of the Purchaser Note. The parties shall cooperate in making a final determination of the amount of any such item and the apportionment thereof, and shall make appropriate payments to reflect any adjustments arising out of such final determination. The Post-Closing Report shall be considered final as to all Expenses to which Purchaser does not object in the Purchaser Response.

                  6.5.5 If any of the amounts to be apportioned in Section 6.5.1 are not readily determinable as of the time of the Closing, such apportionments shall, to the extent necessary, be based on Seller's reasonable estimate thereof.

         6.6 CONDITION OF ASSETS. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL ASSETS AND RIGHTS (INCLUDING THE REAL PROPERTY, PERSONAL PROPERTY, IMPROVEMENTS, REFINERY INVENTORY, MARKETING INVENTORY, MERCHANDISE, REFINERY BOOKS AND RECORDS, MARKETING

BOOKS AND RECORDS, REFINERY CONTRACTS, MARKETING CONTRACTS, REFINERY MISCELLANEOUS ASSETS, REFINERY PERMITS AND MARKETING PERMITS) TO BE CONVEYED OR LICENSED HEREUNDER WILL BE CONVEYED OR LICENSED ON AN "AS IS," "WHERE IS," AND "WITH ALL FAULTS" BASIS AT THE CLOSING. SELLER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE PHYSICAL CONDITION, UTILITY, FITNESS OR OPERABILITY OF ANY OF SUCH ASSETS AND RIGHTS, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR PARTICULAR OR ORDINARY USES OR PURPOSES. PURCHASER HEREBY WAIVES THE UNIFORM COMMERCIAL CODE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL OTHER IMPLIED WARRANTIES WITH RESPECT TO THE ASSETS. PURCHASER HAS COMPLETED ALL DUE DILIGENCE PRIOR TO THE EFFECTIVE DATE, AND PURCHASER'S OBLIGATIONS HEREUNDER ARE NOT CONDITIONED ON ITS SATISFACTION WITH THE RESULTS OF ANY FURTHER INSPECTION, INVESTIGATION, REVIEW OR OTHER DUE DILIGENCE.

                                   ARTICLE 7

                         CONDITIONS PRECEDENT TO CLOSING

         7.1 CONDITIONS TO PURCHASER'S OBLIGATIONS. The obligations of Purchaser at the Closing are subject to the following conditions:

                  7.1.1 Seller shall have performed in all material respects all covenants required by this Agreement to be performed by it at or prior to the Closing;

                  7.1.2 Seller shall have delivered to Purchaser all agreements, instruments, certificates and documents required to be delivered under this Agreement, including those listed in Section 6.2;

                  7.1.3 there shall not be in effect any Order barring the consummation of the transactions contemplated by this Agreement;

                  7.1.4 Seller shall have delivered to Purchaser the Tosco Consents; provided, however, that if Seller is unable to obtain either Tosco Consent, Seller shall cause this condition to be satisfied by covenanting to Purchaser at the Closing to indemnify Purchaser against any Liability which Seller is entitled to recover under the corresponding Tosco Indemnity, or which Seller would be entitled to recover under the corresponding Tosco Indemnity if Seller continued to own the Assets at the Refinery, subject to the following limitations: the amount of Seller's indemnity in this Section 7.1.4 (a) shall be net of reasonable legal and other enforcement costs actually incurred and not otherwise recovered from Tosco, (b) shall be limited to amounts actually received by Seller from Tosco (net of any such costs under clause (a)), and (c) shall otherwise be non-recourse to Seller. Seller shall covenant to pursue its claims under the Tosco Indemnities diligently, in good faith and in a commercially reasonable manner, and shall discuss its pursuit of such claims with Purchaser and Purchaser's counsel upon Purchaser's reasonable request.

                  7.1.5 Seller shall have obtained the approvals of the FTC and the Attorneys General of the States of California and Oregon to the consummation of the transactions contemplated by this Agreement.

         7.2 CONDITIONS TO SELLER'S OBLIGATIONS. The obligations of Seller at the Closing are subject to the following conditions:

                  7.2.1 Purchaser shall have performed in all material respects all covenants required by this Agreement to be performed by it at or prior to the Closing;

                  7.2.2 Purchaser shall have delivered to Seller all agreements, instruments, certificates and documents required to be so delivered under this Agreement or such other agreements or instruments, including those listed in
Section 6.3;

                  7.2.3 there shall not be in effect any Order barring the consummation of the transactions contemplated by this Agreement; and

                  7.2.4 Seller shall have obtained the approvals of the FTC and the Attorneys General of the States of California and Oregon to the consummation of the transactions contemplated by this Agreement.

         7.3 COOPERATION. From the Effective Date hereof until the Closing, Seller and Purchaser shall work together in the spirit of continuing cooperation to (a) cause the conditions to Closing set forth in this Article 7 to be satisfied as quickly as is reasonably possible, including promptly and fully responding to and cooperating with the FTC and the Attorneys General of the States of California and Oregon, and (b) obtain any Consent required by Seller or Purchaser to consummate the transactions contemplated by this Agreement or otherwise in connection with Purchaser's ownership of the Assets or its proposed business operations relating thereto.

                                   ARTICLE 8

                     SELLER'S REPRESENTATIONS AND WARRANTIES

         In order to induce Purchaser to enter into this Agreement, Seller hereby represents and warrants to Purchaser as follows; PROVIDED, HOWEVER THAT NO REPRESENTATIONS OR WARRANTIES AS TO ENVIRONMENTAL LIABILITIES ARE GIVEN BY SELLER PURSUANT TO THIS ARTICLE 8, WHICH ENVIRONMENTAL LIABILITIES ARE PROVIDED FOR EXCLUSIVELY IN ARTICLE 10:

         8.1 ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified as a foreign corporation in the State of California.

         8.2 AUTHORITY; ENFORCEABILITY. Seller has the power and authority under applicable corporate law (a) to execute and deliver this Agreement and each agreement and instrument delivered or to be delivered by Seller pursuant to this Agreement, and to carry out its obligations hereunder and thereunder and (b) to own or lease the Assets and to conduct its business thereon. The execution, delivery and performance of this Agreement and each agreement and instrument delivered or to be delivered pursuant to this Agreement by Seller, and the consummation of the transactions provided for hereby and thereby, have been duly authorized and approved by all requisite corporate action of Seller, and no other corporate act or proceeding on the part of Seller or its Affiliates or shareholders is necessary to authorize the execution, delivery or performance of this Agreement or of such other agreements and instruments, or the transactions contemplated hereby or thereby. This Agreement and each such agreement and instrument is, or upon its execution and delivery will be, legal, valid, binding and enforceable against Seller in accordance with its respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfers, preferential transfers and other laws of general application relating to creditors' rights and equitable remedies.

         8.3 CONSENTS. Other than (a) the consents of the FTC and the Attorneys General of the States of California and Oregon pursuant to the Consent Decrees,
(b) the consents required in connection with the transfer of any Permits, Real Property or Miscellaneous Assets to Purchaser, and (c) any other exceptions as set forth on Schedule 8.3, no material consent, waiver, approval, authorization, exemption, registration, license or declaration ("CONSENT") of or by, or material filing with, any Governmental Authority is required with respect to Seller or any of its Affiliates in connection with (i) the execution, delivery or enforceability of this Agreement or any material agreement or instrument delivered pursuant to this Agreement by Seller, or (ii) to Seller's Knowledge, the consummation of any of the transactions provided for in this Agreement and in the other documents specified in clause (i).

         8.4 NO BREACH. Except as set forth on Schedule 8.4, the execution and delivery of this Agreement and each agreement and instrument delivered or to be delivered pursuant to this Agreement by Seller, and the consummation of the transactions provided for hereby and thereby and the compliance by Seller with any of the provisions hereof or thereof does not and will not (a) violate, or conflict with, or result in a breach of, any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien upon any of the Assets under any of the terms, conditions or provisions of (i) the Certificate of Incorporation or Bylaws of Seller, or (ii) to Seller's Knowledge, any Contract or other agreement, instrument or obligation to which Seller is a party, or by which any of the Assets or their Operations otherwise are bound, or
(b) to Seller's Knowledge, violate any order, injunction, statute, rule or regulation, or (c) trigger any rights of purchase or any buy/sell or similar rights material to the Refinery or any particular Marketing Site.

         8.5 REAL PROPERTY. Attachments 1-R, 1-M, 4-R and 4-M indicate which pieces of Real Property are under lease to or by Seller. Except as indicated on
Schedule 8.5, (a) to Seller's Knowledge, all such leases are valid, in full force and effect and enforceable in accordance with their terms, and (b) no material defaults by Seller or, to Seller's Knowledge, any other party to such leases, exist with respect thereto.

         8.6 IMPROVEMENTS. Attachments 2-R and 2-M list Improvements which are material to the Operation of the Refinery or the Marketing Assets and identify those material Improvements that are leased to Seller. Except as indicated in
Schedule 8.6, (a) to Seller's Knowledge, all such leases are valid, in full force and effect and enforceable in accordance with their terms and (b) no material defaults by Seller or, to Seller's Knowledge, any other party to such leases, exist with respect thereto.

         8.7 COMPLIANCE WITH LAWS. To Seller's Knowledge, except as set forth on
Schedule 8.7, Seller has made no changes in the Assets or Operations since the closing date of the Tosco Purchase Agreement which violate in any material respect any judgments, orders, injunctions, statutes, rules, regulations or other legal requirements applicable to, or required in connection with, the Assets. Except as set forth in Schedule 8.7, since the closing date of the Tosco Purchase Agreement, Seller has not received any written notice of violation which remains unresolved as of the Effective Date, of any such Permit, judgment, order, injunction, statute, rule, regulation or other legal requirement from any Governmental Authority.

         8.8 CONTRACTS.

                  8.8.1 Attachments 3-R and 3-M include all Contracts primarily related to the Operation of the Refinery or the Marketing Sites to which Seller or any of its Affiliates is party (a) under which Seller or any of its Affiliates have obtained materials or services in connection with Operation of the Refinery or the Marketing Sites and for which Seller has spent in excess of $25,000 over the twelve-month period preceding the Effective Date, or (b) by which, to Seller's Knowledge, a material portion of the Assets and their respective Operations are bound.

                  8.8.2 Except as set forth in Schedule 8.8, (a) Seller is not in default under any of the Contracts listed on Attachments 3-R and 3-M, nor has any event occurred which, with the lapse of time or the giving of notice, or both, would constitute a default by Seller under any such Contract, and (b) to Seller's Knowledge, no material defaults by any other party exist with respect to any of the Contracts listed on Attachments 3-R and 3-M, nor has any event occurred which, with the lapse of time or the giving of notice, or both, would constitute a default by any other party under any such Contract, except, in each case, where such a default would not have a material adverse effect upon the Assets or the Operations.

         8.9 PERMITS. Attachments 5-R and 5-M include all material Permits used by Seller in the Operation of the Refinery or the Marketing Sites. To Seller's Knowledge, the Permits listed in Attachments 5-R and 5-M are all of the material Permits required for the Operation of the Refinery or the Marketing Sites.

         8.10 ACTIONS AND PROCEEDINGS.

                  8.10.1 Except as set forth on Schedule 8.10, Seller has received no written notice of any legal action pending, and, to Seller's Knowledge, no legal action is threatened, against Seller or any of its Affiliates, whether or not the defense thereof or liability in respect thereof is covered by policies of insurance, involving or affecting any of the Assets or their respective Operations and seeking (a) compensation in an amount in excess of $100,000 in each case, or $500,000 in the aggregate, (b) compensation in an unspecified amount, or (c) any injunctive relief, except for such injunctive relief that if granted would be immaterial, individually and in the aggregate.

                  8.10.2 Except as set forth on Schedule 8.10, Seller has received no written notice of any action, suit, proceeding in condemnation or eminent domain pending, and, to Seller's

Knowledge, no such action, suit or proceeding is threatened, seeking to condemn or acquire all or any material part of any Real Property.

                  8.10.3 Except as set forth on Schedule 8.10, Seller has received no written notice of any action, suit, proceeding or claim pending, and, to Seller's Knowledge, no such action, suit or proceeding is threatened, seeking to restrain or prohibit this Agreement.

         8.11 LABOR MATTERS. Except as described in Schedule 8.11, there are no material labor-related disputes of any kind asserted against Seller in connection with the Operation of any of the Assets pending before or, to Seller's Knowledge, threatened before, any federal, state or local court or agency. With respect to the Assets and except to the extent set forth in
Schedule 8.11: (i) there is no unfair labor practice charge or complaint against Seller actually pending or, to Seller's Knowledge, threatened, before the National Labor Relations Board; (ii) there is no labor strike, slowdown or stoppage actually pending or, to Seller's Knowledge, threatened against or affecting the Assets; (iii) none of the Operations of any of the Assets have experienced any material labor disputes or any material work stoppage due to labor disagreements within the past three years; and (iv) no attempt to organize Employees has resulted in an election within the past three years or, to Seller's Knowledge, is threatened with respect to the Assets. Except for the Collective Bargaining Agreements, none of the Refinery or the Marketing Sites is now, nor at any time within the past three years has been, subject to any collective bargaining agreement, contract, letter of understanding or other similar arrangement with any labor union or organization.

         8.12 INTELLECTUAL PROPERTY. Schedule 8.12 lists all Intellectual Property that is (a) owned by Seller or licensed to Seller by a third party, (b) used by Seller primarily in the Operation of the Refinery and (c) material to such Operation. To Seller's Knowledge and except as set forth on Schedule 8.12, the Intellectual Property listed in Schedule 8.12 is all of the Intellectual Property required for the Operation of the Refinery as it is operated by Seller on the Closing Date.

         8.13 RETAIL MERCHANDISE. The Merchandise to be sold and transferred to Purchaser at the Closing will represent substantially all of the material saleable merchandise in the stores on the Marketing Sites as of the Closing Date.

         8.14 BROKERS. All negotiations relating to this Agreement, the agreements and instruments delivered or to be delivered pursuant to this Agreement and the transactions contemplated hereby and thereby have been carried on without the intervention of any person acting on behalf of Seller or its Affiliates in such manner as to give rise to any valid claim against Purchaser for any broker's or finder's fee or similar compensation in connection with the transactions contemplated hereby or thereby. Seller shall indemnify and defend Purchaser and its Affiliates against, and shall hold them harmless from, any Liability arising out of claims by any person alleging a right to a broker's or finder's fee based upon any actions of Seller or its Affiliates.

         8.15 SOLVENCY. Seller is solvent and is not in the hands of a receiver. No application of receivership regarding it is pending, and no proceedings are pending by or against it for bankruptcy or reorganization in any state or federal court.

         8.16 ABSENCE OF CERTAIN CHANGES. Since its acquisition by Seller, the Refinery has only been used, operated and held by Seller in the ordinary course of business.

         8.17 RETURNS. All Returns required to be filed by Seller or its Affiliates which primarily relate to the Assets or the Operations thereof prior to the Closing have been timely filed in all material respects. All material Taxes shown on such Returns to be then due and owing have been paid. No material adjustment relating to any of such Returns, or to the Taxes shown therein, has been proposed by any Tax authority which remains pending, and there is no material suit or proceeding pending or, to Seller's Knowledge, threatened with respect to the assessment or collection of Taxes against Seller which primarily relate to the Assets or their Operation by the Seller prior to the Closing. There are no material Tax liens against any of the Assets, other than liens for property Taxes which are not yet delinquent.

         8.18 FOREIGN PERSON. Seller is not a "foreign person" as defined in
Section 1445 of the Internal Revenue Code and the regulations promulgated thereunder. Seller's U.S. tax identification number is 94-1126451.

                                   ARTICLE 9

                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

         In order to induce Seller to enter into this Agreement, Purchaser hereby warrants and represents to Seller that:

         9.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in the State of California.

         9.2 AUTHORITY; ENFORCEABILITY. Purchaser has the power and authority under applicable corporate law (a) to execute and deliver this Agreement and each agreement and instrument delivered or to be delivered by Purchaser pursuant to this Agreement, and to carry out its obligations hereunder and thereunder and
(b) to own or lease and operate the Assets and to conduct its business thereon. The execution, delivery and performance of this Agreement and each agreement and instrument delivered or to be delivered pursuant to this Agreement by Purchaser, and the consummation of the transactions provided for hereby and thereby, have been duly authorized and approved by all requisite corporate action of Purchaser, and no other corporate act or proceeding on the part of Purchaser or its Affiliates or shareholders is necessary to authorize the execution, delivery or performance of this Agreement or of such other agreements and instruments, or of the transactions contemplated hereby or thereby. Each of this Agreement and such agreements and instruments is, or upon its execution and delivery will be, legal, valid, binding and enforceable against Purchaser in accordance with its respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfers, preferential transfers and other laws of general application relating to creditors' rights and equitable remedies.

         9.3 CONSENTS. Except as set forth on Schedule 9.3, to Purchaser's Knowledge, no material Consent of or by, or material filing with, any other person is required with respect to

Purchaser or any of its Affiliates in connection with (a) the execution, delivery or enforceability of this Agreement or any agreement or instrument delivered or to be delivered pursuant to this Agreement by Purchaser, or (b) the consummation of any of the transactions provided in this Agreement and the other documents specified in clause (a).

         9.4 NO BREACH. Except as set forth on Schedule 9.4, the execution and delivery of this Agreement and each agreement and instrument delivered or to be delivered pursuant to this Agreement by Purchaser, and the consummation of the transactions provided for hereby and thereby and the compliance by Purchaser with any of the provisions hereof or thereof does not and will not (a) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required under, any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-laws of Purchaser or (ii) to Purchaser's Knowledge, any agreement, instrument or obligation to which Purchaser is a party or by which a material part of its assets or operations otherwise are bound, or
(b) to Purchaser's Knowledge, violate any order, injunction, statute, rule or regulation, or (c) to Purchaser's Knowledge, trigger any rights of purchase, or any buy/sell or similar rights.

         9.5 ACTIONS AND PROCEEDINGS. To Purchaser's Knowledge, except as set forth on Schedule 9.5, no action, suit, proceeding or claim is pending or threatened seeking to restrain or prohibit this Agreement.

         9.6 BROKERS. All negotiations relating to this Agreement, the agreements and instruments delivered or to be delivered pursuant to this Agreement and the transactions contemplated hereby and thereby have been carried on without the intervention of any person acting on behalf of Purchaser or its Affiliates in such manner as to give rise to any valid claim against Seller for any broker's or finder's fee or similar compensation in connection with the transactions contemplated hereby or thereby. Purchaser shall indemnify and defend Seller and its Affiliates against, and shall hold them harmless from, any Liability arising out of claims by any person alleging a right to a broker's or finder's fee based upon any actions of Purchaser or its Affiliates.

         9.7 SOLVENCY; FUNDS. Purchaser is solvent and is not in the hands of a receiver. No application of receivership pending, and no proceedings are pending by or against it for bankruptcy or reorganization in any state or federal court. Purchaser will have sufficient funds to deliver the Purchase Price at Closing as contemplated in this Agreement and has, as of the Effective Date, a commitment with respect to any necessary funds therefor.

         9.8 INDEPENDENT DECISION. Purchaser has made its own independent analysis and judgment of the commercial potential and usefulness of the Assets, and is not relying upon any projections from Seller regarding prospective operations of the Assets.

                                   ARTICLE 10

                            ENVIRONMENTAL LIABILITIES

         10.1 ALLOCATION OF ENVIRONMENTAL LIABILITIES. The provisions of this
Article 10 are the result of mutual compromise and an allocation of responsibility and risk for Environmental Liabilities arising out of or related to the Assets or the Operations of the Assets as between Purchaser and Seller. Each party has given weight to these matters in entering into the Agreement and setting the Purchase Price. Purchaser and Seller intend that the allocations of risk and responsibility for Environmental Liabilities as set forth in this
Article 10 and the other applicable provisions of this Agreement shall be given full effect and that the rights and remedies in this Article 10 and the other applicable provisions of this Agreement shall be the exclusive rights and remedies available to the parties. The parties acknowledge that they expressly waive and relinquish all other rights and remedies with respect to Environmental Liabilities, whether based on statute, regulation, common law or otherwise, including claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

         10.2 SCOPE. Section 10.3 shall apply only to the Refinery. Section 10.4 shall apply only to the Marketing Assets.

         10.3 REFINERY.

                  10.3.1 ALLOCATION BETWEEN PURCHASER AND SELLER.

                           10.3.1.1 SELLER'S RETAINED REFINERY ENVIRONMENTAL
LIABILITIES. Seller shall retain and be solely responsible for the following matters ("SELLER'S RETAINED REFINERY ENVIRONMENTAL LIABILITIES"):

                           10.3.1.1.1 penalties assessed for any notice of
violation received from any Governmental Authority related to the Refinery or the Operations of the Refinery prior to the Closing that is pending and unresolved as of the Closing Date and the negotiation and final resolution of any such notice of violation;

                           10.3.1.1.2 Liabilities with respect to litigation
listed in Schedule 10.3.1 or served on Seller or any Affiliate prior to Closing with respect to the Refinery or Seller's Operation of the Refinery prior to the Closing, except for matters referred to in Section 10.3.1.2.2;

                           10.3.1.1.3 Environmental Liabilities asserted against
Seller in connection with the offsite transportation and disposal prior to the Closing of wastes containing Hazardous Materials generated by Seller at the Refinery during its period of Operation of the Refinery; and

                           10.3.1.1.4 all monetary penalties arising from any
request for information and other proceedings under Section 114 of the federal Clean Air Act, 42 U.S.C. ss.7401 et seq., as amended. Purchaser hereby (a) irrevocably authorizes Seller to continue to include the Refinery in Seller's negotiations with the Federal Environmental Protection Agency concerning Section 114, either nationally or on a stand-alone basis, (b) irrevocably authorizes Seller to settle or litigate any such matter, and (c) irrevocably consents to be bound by any settlement or litigation outcome arising therefrom; provided in each case that, insofar as they affect the Refinery, the terms of such settlement or litigation outcome are not materially adversely different from the terms of the pending settlement with the Federal Environmental Protection Agency as described on Schedule 10.3.1.1.4. Purchaser shall take all steps reasonably necessary to implement Seller's ongoing management and control of any Section 114 proceeding regarding the Refinery, and shall cooperate with Seller in these proceedings as Seller shall reasonably request. Seller shall consult with Purchaser regarding any material changes in such proceeding from the terms of the pending settlement with the Federal Environmental Protection Agency.

                           10.3.1.2 PURCHASER'S ASSUMPTION OF ENVIRONMENTAL
LIABILITIES. Except for Seller's Retained Environmental Liabilities, Purchaser shall assume and be solely responsible for, and shall indemnify and defend Seller and its Indemnitees against, and hold them harmless from, all Environmental Liabilities relating to or arising out of the Refinery or the Operation of the Refinery, whether existing or asserted before or after the Closing Date, whether based on past, present or future conditions or events, whether or not known to Purchaser on the Closing Date and wherever located, including the following:

                                    10.3.1.2.1 all obligations arising out of or
related to the Tosco Purchase Agreement;

                                    10.3.1.2.2 all defense settlement, impact
and other obligations arising out of or related to (i) Waterkeepers v. UDS, Case No. C-01-0692 IS, U.S. District Court, Northern District of California, (ii) CBE
v. CalSWRCB; Ultramar Inc., Real Party-in-Interest, Case No. 319575, San Francisco Superior Court, and (iii) any orders issued by the Regional Water Quality Control Board, San Francisco Bay Region relating to the Refinery;

                                    10.3.1.2.3 penalties of any kind assessed
for enforcement action related to the Refinery or the Operation of the Refinery before or after the Closing; and

                                    10.3.1.2.4 all capital, operating and other
costs, and all implementation and other obligations arising out of or related to all government-ordered or voluntary Remedial Work at, on, under or offsite from the Refinery, including Remedial Work undertaken in connection with site modification, expansion or redevelopment.

                  10.3.2 PURCHASER'S RELEASE. Effective as of the Closing, Purchaser hereby unconditionally releases and discharges Seller, Seller's Affiliates and Seller's employees, officers, directors and contractors and those of its Affiliates from all Environmental Liabilities relating to or arising out of the Refinery or the Operations of the Refinery, whether existing or asserted before or after the Closing Date, whether based on past, present or future conditions or events, whether or not known to Purchaser on the Closing Date and wherever located, except for Seller's Retained Refinery Environmental Liabilities. This release includes, but is not limited to, any Environmental Liabilities under CERCLA, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the federal Clean Air Act, as amended, and other Environmental Laws and Environmental Liabilities for injury, death, destruction, loss or damage to the person or property of Purchaser and its employees arising out (i) the environmental condition of the Refinery and the improvements and the equipment at the Refinery, and (ii) the existence of Hazardous Materials at the Refinery. Nothing in this release is intended to limit the Seller's Retained Liability set forth in Section 4.1.

                  In connection with this release, Purchaser hereby expressly waives the benefits of any statute limiting the waiver of unknown claims, including Section 1542 of the California Civil Code which reads as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known to him must have materially affected his settlement with the debtor."

                  10.3.3 REFINERY ENVIRONMENTAL DIRECTIVES. Purchaser covenants to use its best efforts to cause the issuing Governmental Authority to amend all administrative orders, decrees, directives, notices, requests for information and demands of any kind regarding Remedial Work at, on, under or offsite from the Refinery or the management of Releases to air, water and soil at, on, under or offsite from the Refinery outstanding on the Closing Date in order to substitute Purchaser as the responsible party thereunder for all purposes as soon as practicable following the Closing Date.

                  10.3.4 POST-CLOSING SITE MAINTENANCE. Purchaser shall, at its expense, take prudent measures to maintain the integrity of any caps and closed sites where remediation has been completed and to prevent the disturbance of any residual Hazardous Materials or Petroleum Products remaining after Remedial Work is completed.

                  10.3.5 TOSCO ENVIRONMENTAL INDEMNITY AND LIABILITIES. Seller shall use commercially reasonable efforts to persuade Tosco to consent (the "TOSCO ENVIRONMENTAL CONSENT") to making Purchaser an additional beneficiary under Seller's rights under Section 2.04(b)(ii) and Article 13 and the related provisions of Section 14.01(a) of the Tosco Purchase Agreement (the "TOSCO ENVIRONMENTAL INDEMNITY"). If the Tosco Consent is given, Purchaser agrees to reasonably cooperate and negotiate in good faith with Tosco for a potential post-Closing buy-out of such rights and remaining obligations under the Tosco Avon Refinery Joint Environmental Investigation and Remediation Agreement dated July 1, 1993, as amended and supplemented.

                  10.3.6 ENVIRONMENTAL INSURANCE. At the Closing, Seller shall use commercially reasonable efforts to deliver to Purchaser a copy of an endorsement to Seller's environmental insurance policy purchased from American International Specialty Lines Insurance Company (an AIG Member Company) set forth in Schedule 10.3.6 which makes Purchaser an additional insured thereunder or, in the alternative, at Seller's sole election, Seller may cause such policy to be assigned by such insurer to Buyer subject to Seller being made an additional insured under such policy (the "ENVIRONMENTAL INSURANCE ENDORSEMENT").

         10.4     MARKETING ASSETS.

                  10.4.1 ALLOCATION BETWEEN PURCHASER AND SELLER.

                           10.4.1.1 SELLER'S RETAINED MARKETING ENVIRONMENTAL
LIABILITIES. Seller shall retain and be solely responsible for the following matters ("SELLER'S RETAINED MARKETING ENVIRONMENTAL LIABILITIES"):

                                    10.4.1.1.1 penalties assessed for any notice
of violation received from any Governmental Authority related to the Marketing Sites or the Operations of the Marketing Sites prior to the Closing that is pending and unresolved as of the Closing Date and the negotiation and final resolution of any such notice of violation.

                                    10.4.1.1.2 Liabilities with respect to
litigation listed in Schedule 10.3.1 or served upon Seller or any Affiliate prior to the Closing with respect to the Marketing Sites or the Operation of the Marketing Sites prior to the Closing.

                                    10.4.1.1.3 Environmental Liabilities
asserted against Seller in connection with the offsite transportation and disposal prior to the Closing of wastes containing Hazardous Materials, if any, generated by Seller at the Marketing Sites during the period of Seller's Operation of the Marketing Sites.

                           10.4.1.2 PURCHASER'S ASSUMPTION OF MARKETING
ENVIRONMENTAL LIABILITIES. Except for Seller's Retained Marketing Environmental Liabilities, Purchaser shall assume and be solely responsible for, and shall indemnify and defend Seller and its Indemnitees against, and shall hold them harmless from, all Environmental Liabilities relating to or arising out of the Marketing Assets or the Operations of the Marketing Assets, whether existing or asserted before or after the Closing Date, whether based on past, present or future conditions or events, whether or not known to Purchaser on the Closing Date and wherever located.

                  10.4.2 PURCHASER'S RELEASE. Effective as of the Closing, Purchaser hereby unconditionally releases and discharges, Seller, Seller's Affiliates and Seller's employees, officers, directors and contractors and those of its Affiliates from all Environmental Liabilities relating to or arising out of the Marketing Assets or the Operations of the Marketing Assets, whether existing or asserted before or after the Closing Date, whether based on past, present or future conditions or events, whether or not known to Purchaser on the Closing Date, and wherever located, except for Seller's Retained Marketing Environmental Liabilities. This release includes, but is not limited to, any Environmental Liabilities under CERCLA, RCRA, the federal Clean Air Act as amended and other Environmental Laws and Environmental Liabilities for injury, death, destruction, loss or damage to the person or property of Purchaser and its employees arising out (i) the environmental condition of the Marketing Sites and the improvements and the equipment on the Marketing Sites, and (ii) the existence of Hazardous Materials on the Marketing Sites.

         In connection with this release, Purchaser hereby expressly waives the benefits of Section 1542 of the California Civil Code which reads as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known to him must have materially affected his settlement with the debtor."

                  10.4.3 UST CLEANUP FUND. As soon as practicable following the Closing Date, Seller shall, to the extent allowed by law, assign to Purchaser all rights (if any) of Seller to recoveries of any funds that may be available from the California Underground Storage Tank Cleanup Fund with respect to the Marketing Sites.

         10.5 SURVIVAL. This Article 10 shall survive the Closing. Purchaser shall bind Purchaser's successors and assigns and any tenants, operators or licensees at the Refinery to the terms and conditions in this Article 10. Purchaser and Seller intend that the obligations in this Article 10 shall be a covenant running with the land at the Refinery, and Purchaser agrees to convey notice of such in any deed, lease or other instrument conveying or creating any interest in all or part of the Refinery. Purchaser's failure to make the terms and conditions of this Article 10 binding on its successors and assigns and any tenants, operators or licensees at the Refinery shall terminate Seller's obligations under this Article 10.

                                   ARTICLE 11

                                  TITLE MATTERS

         11.1     TITLE COMMITMENTS AND PERMITTED ENCUMBRANCES.

                  11.1.1 Seller has caused First American Title Insurance Company (the "TITLE COMPANY") to issue an American Land Title Association ("ALTA") Form B Owner's or Leasehold Title Commitment (the "TITLE COMMITMENT") for each piece of Real Property included in the Assets, which reflects the condition of title that will be transferred at the Closing. The Title Commitments are listed on Attachments 1-R and 1-M. All title matters on the Title Commitments (excluding only those matters Purchaser and Seller have agreed to remove as set forth in Schedule 11.1.1), together with such other matters as are provided for in Sections 11.1.1.1 through 11.1.1.7, 11.1.3 and 11.1.4, shall be deemed "PERMITTED ENCUMBRANCES."

                           11.1.1.1 mechanics' and materialmen's liens and
notices of rights to lien (and other similar liens and notices) and liens under operating and similar agreements, to the extent the same relate to expenses incurred in the ordinary course of business and which are not yet due or payable and which do not materially interfere with or impair the operation, value or use of the Real Property affected thereby for the purposes for which it has been used by Seller or its Affiliates;

                           11.1.1.2 changes in zoning laws and ordinances
enacted after the Closing;

                           11.1.1.3 easements, agreements and other matters
contemplated by this Agreement, including the Restriction;

                           11.1.1.4 rights of third parties under temporary
construction agreements, utility relocation agreements and other agreements listed in Schedule 11.1.1.4;

                           11.1.1.5 non-delinquent general real estate taxes for
the year of Closing;

                           11.1.1.6 mineral rights reserved by third parties;
and

                           11.1.1.7 after the Closing, each of the title and
survey matters disclosed in the Title Policies and surveys referenced therein.

                  11.1.2 Purchaser acknowledges receipt of the Title Commitments. Purchaser acknowledges that (a) each of the Title Commitments is issued by an insurer acceptable to Purchaser; (b) Purchaser has received legible copies of each of the recorded documents and of the surveys referenced in each such Title Commitment; (c) each of the surveys is prepared by a surveyor acceptable to Purchaser; and (d) Purchaser accepts defects, exceptions or other matters affecting title to or survey of the Refinery Real Property or the Marketing Real Property disclosed in the Title Commitments (excluding only those matters Purchaser and Seller have agreed to remove as set forth in Schedule 11.1.1). Purchaser shall be solely responsible from and after the date hereof to procure such endorsements to the Title Policies as Purchaser deems necessary or appropriate.

                  11.1.3 Within three days after discovery, either party shall inform the other in writing of any new title matter that arises for the first time after the Effective Date and before the Closing and is not reflected in any Title Commitment. If the new title matter would negatively affect the Assets or the Operations by 0.5% of the Cash Purchase Price, or more, and was not caused directly or indirectly by Purchaser, then Purchaser may object thereto by written notice to Seller within ten days after Purchaser's initial discovery. If Purchaser fails to so notify Seller, or if the new title matter does not negatively affect the Assets or the Operation (as specified above) or was caused directly or indirectly by Purchaser, then such new title matter shall become a Permitted Encumbrance. If Purchaser properly objects in writing within the ten-day period, Seller shall elect to do one of the following: (a) cause such new exception to be removed; (b) indemnify Title Company against liability from such new exception so that Title Company insures around such exception; or (c) indemnify Purchaser against such new exception. Seller shall notify Purchaser of its election at least five days prior to the Closing. All title matters accepted or deemed accepted pursuant to this Section 11.1.3 shall become Permitted Encumbrances.

                  11.1.4 Purchaser acknowledges receipt of the survey plats disclosed in the Title Commitments, which are subject to the acknowledgements from Purchaser set forth in Section 11.1.2. If Title Company requires updates of these surveys in order to remove any exception for matters that would be disclosed by a current and correct survey, and for any new surveys of the Marketing Real Property Title Company requires in order to remove any such exception, then Seller will cause such update or new ALTA land title survey to be prepared by a duly licensed land surveyor satisfactory to Title Company at Purchaser's expense. Upon completion of any update or new survey, there shall be delivered to Purchaser and Seller three sets each of the update or new survey and to Title Company one set of the update or new survey. The surveyor shall certify the accuracy of said update or new survey to Title Company in such form as Title Company requires for purposes of issuing the Title Policies without any exception for matters that would be disclosed by a current and correct survey. Any new title matter meeting the criteria set forth in
Section 11.1.3 and arising from an update or new survey undertaken by Seller pursuant to this Section 11.1.4 shall be subject to the same procedures for new title matters specified in Section 11.1.3.

         11.2 OWNER OR LEASEHOLD POLICIES OF TITLE INSURANCE. At the Closing, Seller shall cause Title Company to issue, as to each Real Property being conveyed and transferred by Seller, in an amount selected by Purchaser, and at Purchaser's expense, Title Policies consistent with the Title Commitments, but subject to any additional Permitted Encumbrances not shown thereon, so long as Purchaser timely performs all of Purchaser's obligations specified in the Title Commitments.

         11.3 CONVEYANCE OF TITLE; ASSIGNMENT OF LEASEHOLD INTERESTS. At the Closing, Seller shall (a) convey to Purchaser, by Corporation Grant Deed in the form of Exhibit E, Seller's right, title and interest to all Real Property other than leased Real Property and (b) assign to Purchaser Seller's right, title and interest in all leased Real Property, and Purchaser shall assume the same, by Assignment and Assumption of Lease Agreement in the form attached as Exhibit G:

         11.4 TITLE INSURANCE. Except as specifically provided in this Article 11, Purchaser shall have sole responsibility for any real estate title or survey matter. As to matters affecting title to the Real Property, Purchaser is relying solely upon the Title Policies and not upon any representation or warranty of Seller. Seller shall have no obligation to indemnify, defend and/or hold Purchaser and its Indemnitees harmless from or against any claims for Liabilities relating to any title or survey matter for which Purchaser is insured under any of the Title Policies.

                                   ARTICLE 12

                                  RISK OF LOSS

         12.1 CASUALTY OR CONDEMNATION.

                  12.1.1 In the event that, prior to the Closing Date, all or any portion of the Refinery or any Marketing Site is damaged or destroyed by fire or other casualty (a "CASUALTY") or taken by condemnation or eminent domain or by agreement in lieu thereof with any person or entity authorized to exercise such rights (a "TAKING"), Seller shall promptly notify Purchaser thereof.

                  12.1.2 In the event of a Casualty or Taking between the Effective Date and the Closing Date affecting the Refinery, Seller shall elect
(a) to repair or replace or make adequate provision for the repair or replacement of the affected Asset at Seller's cost prior to the Closing, in which case Purchaser's obligation to effect the Closing shall not be affected, but the Closing Date and the Outside Closing Date shall be deferred until three business days after repairs are completed and/or (b) to negotiate with Purchaser to reduce the Purchase Price by an amount agreed to by Seller and Purchaser to reflect the cost to repair or replace the affected Assets (the "REPAIR COSTS"), in which case, in the event of a Repair Cost Dispute, the Closing Date and the Outside Closing Date shall be deferred as provided in Section 12.1.6.

                           12.1.2.1 If Seller and Purchaser agree on the Repair
Costs within 15 days of Purchaser's receipt of Seller's notice of the Casualty or Taking (the "REPAIR NEGOTIATION PERIOD"), Purchaser's obligation to effect the Closing shall not be affected, but the Purchase Price and the Cash Purchase Price shall be reduced by the Repair Costs so agreed.

                           12.1.2.2 If the parties do not agree on the Repair
Costs within the Repair Negotiation Period (a "REPAIR COST DISPUTE"), either party may request Parsons Engineering to evaluate the affected Assets and deliver to Purchaser and Seller its written estimate of the Repair Costs (the "THIRD PARTY ESTIMATE") within 15 days after the end of the Repair Negotiation Period.

                                    12.1.2.2.1 If the Third Party Estimate is
less than $100,000,000, the Purchaser's obligation to effect the Closing shall not be affected and the parties shall submit the Repair Cost Dispute to binding arbitration under Article 28 for resolution after the Closing, with a post-Closing adjustment to the Purchase Price equal to the finally-determined Repair Costs.

                                    12.1.2.2.2 If the Third Party Estimate is
equal to or greater than $100,000,000 but less than $625,000,000, Purchaser's obligation to effect the Closing shall not be affected, but the Cash Purchase Price shall be reduced by the amount of the Third Party Estimate and the parties shall submit the Repair Cost Dispute to binding arbitration under Article 28 for resolution after the Closing, with a post-Closing adjustment of the Purchase Price equal to the difference between the Third Party Estimate and the finally-determined Repair Costs.

                                    12.1.2.2.3 If the Third Party Estimate is
equal to or greater than $625,000,000, Purchaser may elect, by giving Seller written notice of election within 15 days of receipt of the Third Party Estimate, to terminate this Agreement (other than Sections 8.14, 9.6 and 31.14 and Article 20, which shall continue in effect) without further obligation to Seller, in which event Seller shall return the Earnest Money Deposit (together with interest earned thereon) to Purchaser within three business days of receipt of Purchaser's notice of termination.

                  12.1.3 In the event of a Casualty or Taking between the Effective Date and the Closing Date affecting a Marketing Site, Seller shall pay to Purchaser, within five business days of receipt: (a) with regard to a Casualty, any insurance proceeds actually received by Seller on account of such Casualty, and (b) with regard to a Taking, any award actually received by Seller on account of such Taking. Neither a Casualty nor a Taking affecting a Marketing Site shall affect Purchaser's obligation to effect the Closing.

                  12.1.4 In the event of any reduction in the Purchase Price in connection with a Taking at the Refinery, as provided in Section 12.1.2, Purchaser shall be entitled to collect from any condemnor the entire award(s) that may be made in any such proceeding, without deduction, to be paid out as follows: subject to actual receipt of such award(s) by Purchaser, (a) Purchaser shall pay to Seller all such amounts, up to the amount of such Purchase Price reduction, and (b) Purchaser shall be entitled to retain the balance (if any) of such award(s). Seller hereby expressly assigns to Purchaser all of Seller's right, title and interest in or to every such award, and agrees to execute any and all documents that may be required in order to facilitate collection thereof by Purchaser.

                  12.1.5 Any adjustment of the Purchase Price pursuant to this
Section 12.1 which is necessary to reflect a final determination of Repair Costs after the Closing shall be made as follows: (a) an adjustment in favor of Purchaser shall be allocated first to a reduction of the principal amount of the Purchaser Note and any balance paid in cash by Seller; and (b) an adjustment in favor of Seller shall be paid in cash to the extent the Cash Purchase Price had been reduced pursuant to this Section 12.1. Any such reduction, refund or payment shall be made within 10 business days after such final determination.

                  12.1.6 In the event of a Repair Cost Dispute, the Closing Date and the Outside Closing Date shall be deferred until (a) three business days after receipt of the Third Party Estimate, or (b) if Seller elects the option in
Section 12.1.2(a), as provided therein.

                  12.1.7 Purchaser may elect to secure contingent business interruption insurance on customary terms reasonably satisfactory to Seller with respect to a Casualty at the Refinery between the Effective Date and the Closing ("CASUALTY INSURANCE"). If Purchaser elects to secure Casualty Insurance, Purchaser will be responsible for the first $500,000 of the premium therefor, Seller will reimburse the actual premium cost in excess of $500,000 up to a total premium (including Purchaser's initial $500,000) of $1,000,000, and Seller will reimburse Purchaser for 50% of any of actual premium cost in excess of $1,000,000.

         12.2 RISK OF LOSS. Subject to this Article 12, Seller shall retain the risk of loss or damage with respect to each of the Assets until title passes, which shall occur on the Closing Date.

                                   ARTICLE 13

                                DEFAULT; REMEDIES

         13.1 PURCHASER DEFAULT. In the event of non-performance, default or breach of this Agreement by Purchaser that results in the failure to consummate this Agreement (a "PURCHASER DEFAULT"), then Seller may, at its sole option and as its sole remedy, take any of the following courses of action:

                  13.1.1 terminate this Agreement and collect liquidated damages, as follows:

         IF PURCHASER DEFAULTS IN ITS OBLIGATION TO PURCHASE THE ASSETS ON OR BEFORE THE OUTSIDE CLOSING DATE, THEN PURCHASER AGREES THAT SELLER WILL INCUR DAMAGES BY REASON OF SUCH DEFAULT WHICH ARE IMPRACTICAL AND EXTREMELY DIFFICULT TO ASCERTAIN OR QUANTIFY. PURCHASER AND SELLER, IN A REASONABLE EFFORT TO ASCERTAIN SELLER'S DAMAGES, HAVE AGREED BY PLACING THEIR INITIALS BELOW THAT AN AMOUNT EQUAL TO THE EARNEST MONEY DEPOSIT IN CASH SHALL BE DEEMED TO CONSTITUTE A REASONABLE ESTIMATE OF SELLER'S DAMAGES UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1671. ACCORDINGLY, IF PURCHASER DEFAULTS IN ITS OBLIGATION TO PURCHASE THE ASSETS, SELLER

SHALL HAVE THE RIGHT TO RETAIN THE EARNEST MONEY DEPOSIT AS LIQUIDATED DAMAGES.

           /s/ MSC                               /s/ SLL
         -------------------                   -----------------------
         Initials for Seller                   Initials for Purchaser;

         or

                  13.1.2 enforce specific performance of this Agreement and the transaction provided for herein according to the terms hereof by all means available at law or in equity.

         13.2 ELECTION OF REMEDIES. In the event Seller elects first to enforce this Agreement by specific performance and at any time during pursuit of enforcement elects not to pursue specific performance, then Seller shall be entitled to pursue its remedies under this Article 13 as if it had elected to do so as above set forth, and such subsequent election to pursue its courses of action under this Article 13 shall be deemed to be an election of remedies at that time and not before.

         13.3 SELLER'S DEFAULT. In the event of non-performance, default or breach of this Agreement by Seller that results in the failure to consummate this Agreement, then Purchaser may, at its sole option, as its exclusive remedy, enforce specific performance of this Agreement and the transaction provided for herein according to the terms hereof by all means available at law or in equity.

                                   ARTICLE 14

                    CHANGES IN REPRESENTATIONS AND WARRANTIES

         If either Seller or Purchaser discovers on or before the Closing that any representation or warranty made by it or the other party was or becomes not true and correct in any material respect, it shall so notify the other party in writing. The representations and warranties made in this Agreement shall be deemed to be modified by any matter contained in such notice. In the case of any such change in the representations or warranties by Seller, if the cumulative changes so made would adversely affect the fair market value of the Assets by 0.5% or more of the Cash Purchase Price, Purchaser may object thereto by written notice to Seller within ten days after receipt of the notice. If such objection notice is not given within the ten day period, or the cumulative changes do not have such adverse effect, then such change shall not give rise to any right or remedy. If such objection notice is timely given and the effect of the cumulative changes on the fair market value of the Assets exceeds such amount, and Seller determines that it cannot cure such adverse effect prior to the Closing by using commercially reasonable efforts, then the parties shall negotiate in good faith a reduction of the Purchase Price to fairly reflect the impact of the change on the fair market value of the Assets. In the event that the parties are unable to agree on a reduction of the Purchase Price prior to the Closing, then the parties agree to submit the matter to binding arbitration under Article 28 for resolution after the Closing.

                                   ARTICLE 15

                                 INDEMNIFICATION

         15.1 INDEMNIFICATION LIABILITIES. Seller and Purchaser ("INDEMNITORS") each shall indemnify and defend the other and the other's successors, assigns, directors, employees, subsidiaries, Affiliates and agents ("INDEMNITEES") against, and shall hold them harmless from, each and every Liability which results from, arises out of or is attributable in any way to any of the following:

                  15.1.1 Liabilities expressly assumed or retained by the Indemnitor pursuant to this Agreement;

                  15.1.2 subject to Article 14 and Article 30, any representation or warranty made by the Indemnitor in this Agreement or in documents delivered by the Indemnitor at the Closing which is untrue in any material respect (which term for these purposes shall exclude all qualifications or exceptions relating to "materiality" in such representations or warranties); or

                  15.1.3 any breach of the obligations, covenants or agreements made by the Indemnitor in this Agreement.

         15.2 PROCEDURES.

                  15.2.1 In the event that any officer or registered agent of Indemnitee receives actual notice of any written claim by a third person giving rise to a right of indemnification of such party hereunder, the Indemnitee shall, within 60 days after receipt of such notice, give written notice thereof to the Indemnitor setting forth the facts and circumstances giving rise to such claim for indemnification and shall tender the defense of such claim to the Indemnitor. If the Indemnitee fails to give such notice and tender such defense within the 60-day period, the Indemnitee shall be solely responsible for any Liability with respect to such claim to the extent the Liability is attributable to failure to give notice within such 60-day period, but such failure shall not otherwise result in a forfeiture or waiver of any rights to indemnification.

                  15.2.2 The Indemnitor shall be solely responsible for selecting the attorneys to defend any matter subject to indemnification and/or taking all actions necessary or appropriate to resolve, defend, and/or settle such matters, and shall be entitled to contest, on its own behalf and on the Indemnitee's behalf, the existence or amount of any obligation, cost, expense, debt or liability giving rise to such claim. The Indemnitor shall keep the Indemnitee fully and timely informed as to actions taken on such matters. The Indemnitee shall cooperate fully with the Indemnitor and its counsel and shall provide them reasonable access to the Indemnitee's employees, consultants, agents, attorneys, accountants, and non-privileged files to the extent necessary or appropriate to defend or resolve the matter, the Indemnitor reimbursing the Indemnitee with respect to the cost of any such access. The Indemnitee shall have the right, but not the duty, to participate with attorneys of its own choosing, at its own expense, in the defense of any Liability for which the Indemnitor is obligated to defend and indemnify it, and to approve any settlement that affects it, without relieving the Indemnitor of any obligations hereunder.

                  15.2.3 When any Liability results from, relates to, or arises out of the conduct of both Seller and Purchaser, the parties shall indemnify each other in proportion to their respective share of such Liability.

         15.3 CERTAIN LIMITATIONS.

                  15.3.1 Notwithstanding anything to the contrary in this
Article 15 or elsewhere in this Agreement, neither party will have any obligation with respect to Liabilities as a result of breaches of representations or warranties hereunder unless (i) the aggregate amount of such Liabilities as a result of breaches of representations or warranties hereunder exceeds or is reasonably expected to exceed $5,000,000, in which case only the excess shall be subject to indemnification under this Article 15 and (ii) written notice of such Liability, in reasonable detail, is delivered to the other party within eighteen months of the Closing.

                  15.3.2 In determining the threshold amount identified above, and once the threshold is exceeded, no party shall have any obligation for any individual claim amounting to less than $100,000.

                  15.3.3 Seller's aggregate liability for indemnification with respect to all claims under Section 15.1.2 shall not exceed $50,000,000.

                  15.3.4 Except for any action seeking specific performance and/or injunctive relief for the breach of any covenant contained in this Agreement, the indemnification provided an Indemnitee pursuant to this Article 15 shall be such Indemnitee's sole remedy for any breach by the Indemnitor of any representation, warranty or covenant contained in this Agreement, or in any certificate or document (to the extent such certificates or documents relate to matters covered by the representations, warranties or covenants contained herein) required to be delivered in connection with this Agreement, or any claim relating to the subject matter of such representations, warranties or covenants, or otherwise in connection with the consummation of the transactions provided for hereby.

                  15.3.5 IN NO EVENT WILL ANY PARTY BE LIABLE TO THE OTHER UNDER THIS AGREEMENT FOR PUNITIVE OR EXEMPLARY DAMAGES OR LOST PROFITS, EXCEPT TO THE EXTENT ASSERTED BY ANY THIRD PARTY.

                  15.3.6 Neither party (the "DISCLOSING PARTY") shall have any liability to the other party (the "RECEIVING Party") for any breach of representation or warranty set forth in this Agreement, including all agreements and documents incorporated herein by reference, if the Receiving Party knew on the Closing Date that such representation or warranty was incorrect, incomplete or otherwise breached (a "PUTATIVE BREACH") and had not disclosed such Putative Breach to the Disclosing Party in writing prior to the Closing Date. No such Putative Breach shall be deemed to be a breach of any such representation or warranty by the Disclosing Party. For the purposes of this Section 15.3.6, a party's knowledge shall be deemed to be Seller's Knowledge or Purchaser's Special Knowledge, as applicable.

         15.4 GENERAL RELEASE. Effective as of the Closing, Purchaser hereby unconditionally releases and discharges Seller, Seller's Affiliates and Seller's employees, officers, directors and contractors and those of its Affiliates from all Liabilities relating to or arising out of the Assets or the Operations of the Refinery and the Marketing Sites, whether or not known to Purchaser on the Closing Date and wherever located, except for Seller's express obligations under this Agreement and documents delivered by Seller pursuant to this Agreement. In connection with this release, Purchaser hereby expressly waives the benefits of any statute limiting the waiver of unknown claims, including Section 1542 of the California Civil Code which reads as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known to him must have materially affected his settlement with the debtor."

                                   ARTICLE 16

                                     RECORDS

         16.1 SELLER'S RIGHTS TO RECORDS. Seller shall have the right to remove and retain copies of (or originals, provided that Seller provides copies to Purchaser) any records regarding the Assets for which it has, or may have, any business, technical or legal need. To the extent that those records, or any other information made available to Purchaser before or after the Closing, contain proprietary business or technical information of Seller or its Affiliates, Purchaser agrees to hold such records in confidence and limit their use to the Assets.

         16.2 PRESERVATION OF RECORDS. Purchaser and Seller shall not destroy or otherwise dispose of any records acquired, removed or retained hereunder for a period of five years following the Closing Date (except as to Tax records, for which the period shall be seven years) or such longer period as is required by applicable regulations, laws, statutes, or court orders, except upon 30 days prior written notice to the other party. During the specified period, each party shall make such records available to the other party or its authorized representatives for any business, legal or technical need in a manner which does not unreasonably interfere with the record holder's business operations. Without limiting the generality of the foregoing, Seller shall consult and cooperate with Purchaser in preparing the business personal property tax statements (Form 571-1) to be filed by Seller with respect to the Assets owned on January 1, 2002, and provide Purchaser with copies of such statements, together with the workpapers and asset listings relating to such statements.

                                   ARTICLE 17

                         ACCESS TO ASSETS AFTER CLOSING

         Purchaser shall afford duly authorized representatives of Seller, Tosco and other prior owners reasonable access to the Refinery and the Employees (and, regarding Seller only, the Marketing Sites) after the Closing Date with respect to any legal, technical or operational matter relating to (a) Seller's obligations under this Agreement, (b) the Operation of the Refinery (or, regarding Seller only, the Marketing Sites) before the Closing, and (c) Seller's removal of any Excluded Property from the Refinery and Marketing Sites; provided in each case that Seller, Tosco or the other prior owner, as the case may be, gives Purchaser reasonable prior notice, and provided further that such access does not unreasonably interfere with Purchaser's normal operations. It is understood and agreed that Seller shall remove all Excluded Property from the

Refinery and Marketing Sites prior to the Closing, or, if necessary, as soon as practicable thereafter.

                                   ARTICLE 18

                             PURCHASER'S INSPECTIONS

         18.1 ACCESS TO REFINERY. Prior to the Effective Date, Seller has given to Purchaser and its representatives access, during normal business hours, to the Refinery, and Purchaser has conducted the due diligence, if any, it desires. Subsequent to the Effective Date, but prior to the Closing Date, Seller will, subject to Seller's safety and security policies for the Assets, permit Purchaser and its representatives access, during normal business hours, to the Refinery to (a) facilitate the transition of the Refinery to Purchaser's ownership at the Closing, and (b) to verify the representations and warranties of Seller in Article 8. Purchaser's right of access shall be subject to the following conditions: (i) Purchaser shall give reasonable prior written notice,
(ii) such access shall not unreasonably interfere with normal operations of Seller or with any ongoing remedial work at the Refinery, and (iii) Seller shall have the right to accompany Purchaser and its representatives during any such access. Purchaser acknowledges that it has received, prior to the Effective Date, all such documents and copies of documents and information with respect to the Refinery and its Operations as Purchaser has requested from Seller.

         18.2 ACCESS TO MARKETING ASSETS. At times mutually agreed by the parties, Purchaser may inspect each of the Marketing Sites, personally or through agents, employees, contractors, or subcontractors, at Purchaser's expense, to ensure that the equipment necessary for the operation of the Marketing Sites as contemplated hereunder, including product dispensers, pumps, air compressors, lifts, convenience store coolers, and air conditioners (collectively, "MAJOR EQUIPMENT"), is present. Seller's representatives may attend all such inspections. If Purchaser reasonably determines from its inspections that any of the Major Equipment is missing, Purchaser shall notify Seller in writing prior to the Closing Date. Seller shall replace such items with items of equivalent utility, value and quality which are reasonably acceptable to Purchaser, at Seller's expense.

         18.3 POST CLOSING INSPECTION OF MARKETING ASSETS. Within ten business days after the Closing, Purchaser shall have the right to inspect each Marketing Site to determine whether the Major Equipment is missing; and whether any previously identified replacements were made pursuant to Section 18.2. Seller's representatives shall be afforded the opportunity to attend such inspection. To the extent that Purchaser reasonably determines from such inspections that any Major Equipment is still missing, and so notifies Seller in writing within ten business days after the Closing, Seller shall replace such items at its expense. If Purchaser does not conduct such inspection of any Marketing Site within ten business days after the Closing, or fails to notify Seller of any Major Equipment still missing within ten business days after the Closing in writing, Seller shall not be obligated to replace any Major Equipment.

         18.4 PURCHASER'S RIGHT TO INSTALL EQUIPMENT ON MARKETING SITES. Purchaser shall have the right, after the Effective Date, personally or through agents, employees, contractors, or subcontractors, to enter the Marketing Sites, at Purchaser's expense and at such times as are reasonably acceptable to Seller, to install point-of-sale equipment, telephone lines and other equipment as needed to effect an orderly transition of operations after the Closing Date. Purchaser shall not unreasonably interfere with existing operations on the Marketing Sites. In the event that the Closing does not occur and Purchaser has installed equipment on any Marketing Site in accordance with this Section 18.4, Purchaser shall, at Seller's option: (a) remove the equipment installed by Purchaser and restore the Marketing Site to its original condition at Purchaser's sole cost; or (b) transfer to Seller for no consideration, without warranty, express or implied, title to any equipment installed by Purchaser, after which Seller shall be solely responsible therefor.

         18.5 PURCHASER'S ENTRY SHALL BE AT PURCHASER'S SOLE RISK. Each entry by Purchaser or its representatives onto the Refinery or the Marketing Sites shall be at Purchaser's sole risk, and Purchaser shall indemnify and defend Seller and its Affiliates against, and shall hold them harmless from, all Liabilities arising from or in connection with such entry.

         18.6 NO RELIANCE. NOTWITHSTANDING THE FOREGOING, PURCHASER AGREES THAT IT CANNOT AND WILL NOT RELY ON ANY FACT, CONDITION, OR STATEMENT MADE DURING ITS ACTIVITIES CONDUCTED PURSUANT TO THIS SECTION UNLESS SUCH FACT, CONDITION, OR STATEMENT IS REDUCED TO WRITING AND INCORPORATED IN THIS AGREEMENT BY AMENDMENT.

                                   ARTICLE 19

                                    COVENANTS

         19.1 GENERAL. Except as contemplated in, or provided for by, this Agreement or as required by any applicable law, from the Effective Date until the Closing Date, Seller agrees and covenants that (a) the business operations of the Assets shall be conducted only in the ordinary course of business, consistent with past practice, and (b) without limiting the foregoing, Seller shall not (i) sell, mortgage, or otherwise transfer or convey any material portion of the Assets, (ii) except in the ordinary course and consistent with past practice in the conduct of the business operations of the Assets, amend, modify, terminate or suspend any of such operations (except in immaterial respects); or (iii) except in the ordinary course and consistent with past practice in the conduct of such operations, waive or relinquish any right (except in immaterial respects) under any Contract, Permit or applicable law.

         19.2 OPERATION PENDING CLOSING. With respect to the Marketing Assets, between the Effective Date and the Closing Date, Seller shall not permanently close any of the service stations on the Marketing Sites, without Purchaser's approval. Notwithstanding the foregoing, Seller may close any service station temporarily to repair or rebuild the improvements therein. Seller will use reasonable commercial efforts to maintain the current operations on, and the repair and maintenance of, the Marketing Sites between the Effective Date and the Closing Date.

         19.3 ASSISTANCE REGARDING TRANSFERS OF RIGHTS. Seller shall provide such assistance as Purchaser may reasonably request in Purchaser's efforts to obtain consents to the assignment of any Contracts and Permits which Seller is unable to obtain prior to the Closing; provided that Seller shall have no liability to Purchaser for the failure to obtain such agreements or consents.

         19.4 FINANCIAL STATEMENT REQUESTS. Subject to Purchaser reimbursing Seller for its reasonable out-of-pocket expenses in connection therewith, Seller agrees to (a) request its independent accountant, including providing consents and authorizations reasonably necessary in connection with such request, (i) to prepare, within 21 business days of the Effective Date, the Financial Statements (as defined below) and (ii) to consent to the filing of such Financial Statements with applicable registration statements and reports filed by Purchaser under the Securities Act of 1933, including consenting to being named as an expert therein, or the Securities Exchange Act of 1934, as amended, and
(b) request from Tosco its assistance to and cooperation with Purchaser in attempting to obtain similar financial statements for the years ended December 31, 2000 and December 31, 1999, including an audited balance sheet as of December 31, 1999.

         For the purposes of this Section 19.4, "FINANCIAL STATEMENTS" shall mean audited financial statements with respect to the Assets and the Operations consisting of (i) a balance sheet as of December 31, 2000 and December 31, 2001,
(ii) income statements for the period from Seller's purchase of the Refinery to December 31, 2000 and for the twelve months ended December 31, 2001, (iii) statements of cash flow for the period from Seller's purchase of the Refinery to December 31, 2000 and for the twelve months ended December 31, 2001, and (iv) all notes to such statements. All Financial Statements shall be requested to be prepared in accordance with generally accepted accounting practices and principles, and in form meeting the requirements of Regulation S-X promulgated by the Securities and Exchange Commission.

         19.5 UNION NEGOTIATIONS. Between the Effective Date and the Closing Date, Seller shall provide Purchaser periodically with information regarding the status of Seller's negotiation of the renewals of the Collective Bargaining Agreements and shall have the right to approve the material provisions thereof, which approval shall not be withheld unreasonably, taking into consideration the economic interests Purchaser has in the final terms of the Collective Bargaining Agreements.

                                   ARTICLE 20

                           PUBLICITY; CONFIDENTIALITY

         20.1 PUBLIC STATEMENTS. At no time prior to the Closing will either party make any press release or other public statement concerning this Agreement or the transactions contemplated hereby, or disclose the terms hereof or thereof to any third party, except with the prior written consent of the other party, or as required by law or regulation (including attachment of this Agreement as an exhibit to any filing pursuant to the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended), or in connection with any Permit application in furtherance of this Agreement. No public statement or third-party disclosure will be made without advance notice to the other party.

         20.2 CONFIDENTIALITY. The parties acknowledge that they are and continue to be bound by the terms of the Confidentiality Agreement dated January 1, 2002 between Seller and Purchaser. In addition, Seller and Purchaser agree that they will keep confidential and not disclose to a third party any of the terms or provisions of this Agreement for a period of four years after the Closing Date, except for disclosure of information that:

                  20.2.1 is or becomes publicly available by other than unauthorized disclosure;

                  20.2.2 is made pursuant to the requirement or request of a Governmental Authority of competent jurisdiction to the extent such disclosure is required by a valid law or Order, and sufficient notice is given by the disclosing party to the other party to permit the other party to seek an appropriate protective order or exemption from such requirement or request, if it so desires. If such protective order or other remedy is not obtained, or if the other party waives compliance with the provisions of this Section 20.2 for this purpose, the disclosing party shall furnish only that portion of the information that is legally required and will exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the information by the Governmental Authority. Notwithstanding the foregoing, the parties agree that either party may disclose this Agreement as an exhibit to its filings pursuant to the requirements of the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, without notice to the other party.

                                   ARTICLE 21

                             EMPLOYEES AND BENEFITS

         21.1 EMPLOYEES IN GENERAL. Schedule 21.1 contains a list of:

                  21.1.1 the represented employees working at the Assets as of the date of this Agreement (each, a "REPRESENTED EMPLOYEE");

                  21.1.2 the regular, full-time and regular, part-time non-represented employees working at the Assets as of the date of this Agreement (each, a "NON-REPRESENTED EMPLOYEE"); which employees are employees of Seller (collectively Represented Employees and Non-Represented Employees, the "EMPLOYEES"); and

                  21.1.3 the employees at the Assets who are classified as not actively at work as a result of (a) a short term disability, or (b) other leave of absence (other than for long-term disability), (each such employee an "INACTIVE EMPLOYEE").

         21.2     REPRESENTED EMPLOYEES.

                  21.2.1 Purchaser shall offer, in accordance with the terms of the Collective Bargaining Agreements, regular, full-time employment to all regular, full-time Represented Employees and regular, part-time employment to all regular, part-time Represented Employees, in each case who are employed by Seller immediately prior to Closing.

                  21.2.2 Seller represents that it is bound by the Collective Bargaining Agreements and the Memoranda of Agreement or Understanding, which are listed on Schedule 21.2.2 ("COLLECTIVE BARGAINING AGREEMENTS"), between Seller and the unions identified in items 1-5 of Schedule 21.2.2 (collectively, the "UNIONS") and, in connection with contractor activities at the Pittsburg Coke Terminal, the other collective bargaining agreements referenced in Schedule
21.2.2. Purchaser agrees to recognize the Unions as the exclusive representative for the respective bargaining unit covered by the Collective Bargaining Agreements. Purchaser shall adopt the Collective Bargaining Agreements and maintain them in full force and effect for their duration, except for changes mutually agreed to between Purchaser and the Unions and except that Purchaser shall not be required to continue the existing employee benefits (as set out on Schedule 21.2.2) ("SELLER'S UNION BENEFITS"), but shall be entitled to establish such benefits as may be required by the Collective Bargaining Agreements ("PURCHASER'S UNION BENEFITS") for employees covered by the Collective Bargaining Agreements and hired by Purchaser on and after the Closing Date, and such employees shall be entitled to participate in Purchaser's Union Benefits, subject to the terms of the applicable benefit plans and further subject to the approval of any third-party plan providers. Purchaser shall make every reasonable effort to obtain the approval of all third party plan providers for participation in such plans by said Employees. Purchaser also agrees to be bound by the other collective bargaining agreements referenced in
Schedule 21.2.2 in connection with contractor activities at the Pittsburg Coke Terminal.

         21.3     NON-REPRESENTED EMPLOYEES.

                  21.3.1 OFFER OF EMPLOYMENT. Purchaser shall offer regular, full-time employment to all regular, full-time Non-Represented Employees and regular, part-time employment to all regular, part-time Non-Represented Employees, in each case who are employed by Seller immediately prior to Closing. Seller may make offers of continuing employment with Seller or its Affiliates to those Non-Represented Employees listed on Schedule 21.3.1 ("AVAILABLE EMPLOYEES"); provided that Seller shall not make such offers prior to the 22nd day after the Effective Date; and provided further that any offers made by Purchaser during the 21 days immediately following the Effective Date shall remain open for acceptance by the Available Employees at least until the 36th day following the Effective Date. Purchaser shall give Seller prompt notice upon making its offers of employment to any Available Employee.

                  21.3.2 SALARIES AND WAGES. Purchaser shall employ the hired Non-Represented Employees at the same or greater salaries or wages, including executive incentive and bonus payments, as were paid by Seller immediately prior to the Closing Date.

                  21.3.3 BENEFIT LEVEL. From the Closing Date through the first anniversary thereof, Purchaser shall provide the hired Non-Represented Employees with employee benefits substantially similar to those set forth on Schedule 21.3.3, which benefits (based on the employer contribution and determined separately for exempt salaried and hourly (including non-exempt salaried) employees) shall be substantially comparable in the aggregate to those benefits provided by Seller prior to the Closing Date.

                  21.3.4 SERVICE CREDIT. Each hired Non-Represented Employee shall receive credit for service from the date of employment by Seller or any other owner of the Refinery or Marketing Sites, as applicable, which date is identified in Schedule 21.1, for all purposes, including, but not limited to, vesting, eligibility, and, except as otherwise provided in Section 21.7.2, benefit level purposes under all of Purchaser's employee benefit plans, policies, and programs.

                  21.3.5 MEDICAL PLAN AND DENTAL PLAN (ACTIVE & RETIREE). Purchaser shall offer a medical plan and a dental plan as of the Closing Date so as to ensure uninterrupted coverage of all hired Non-Represented Employees and eligible dependents referred to in Schedule 21.3.5. Such medical plan and dental plan shall grant credit for any deductible and co-payment amounts paid by such Non-Represented Employees during the applicable plan year, including the Closing Date, and shall not exclude pre-existing conditions to the extent covered under Seller's plans. Subject to Purchaser's right to amend or terminate its plans after the first anniversary of the Closing Date, Purchaser shall offer benefits under Purchaser's retiree medical plan to Employees hired by Purchaser and their dependents, who meet the eligibility requirements of Purchaser's retiree medical plan.

         21.4 INACTIVE EMPLOYEES. As of the Closing Date, all right of an Inactive Employee to future employment, if any, shall be with Purchaser and not with Seller. Purchaser shall offer employment to each Inactive Employee who applies for employment with Purchaser to the extent required by applicable law.

         21.5 TERMS OF EMPLOYMENT. Seller shall use commercially reasonable efforts to retain all Employees to be hired by Purchaser in their current positions up to the Closing Date. Purchaser shall keep on its payroll all such Employees, except for those Employees who voluntarily leave, are terminated due to death or disability, or are discharged for cause, for at least 12 months after the Closing Date. For purposes of this Article 21, "cause" shall include
(i) any meaning ascribed to "cause" under California law, (ii) the commission of an illegal act, (iii) negligence or willful misconduct in carrying out (or failing to carry out) the employee's duties or responsibilities, (iv) failure to comply with any of Purchaser's existing business conduct policies, (v) any other violation of Purchaser's policies or practices that could have resulted in termination of such employee, and (vi) in the case of Represented Employees, the definition of "cause" in the Collective Bargaining Agreements. In addition, from the Closing Date and for at least one year thereafter, Employees who are hired by Purchaser shall be treated no less favorably than similarly situated employees of Purchaser. Nothing in this Agreement shall (i) prevent Purchaser from exercising any reserved right contained in any of its employee benefit plans to amend, modify, suspend, revoke, or terminate any such plan after the first anniversary of the Closing Date, (ii) apply with respect to any equity-based compensation scheme of Purchaser, or (iii) require Purchaser to assume any obligation or liability with respect to any of Seller's existing employee benefits and pension plans, agreements, arrangements, or plans, whether or not subject to ERISA. Nothing in this Agreement shall be construed to be a guarantee of an Employee's continued employment with Purchaser.

         21.6 VACATION LIABILITY. Purchaser shall assume liability as of the Closing Date for the vacation entitlement that each Employee who becomes an employee of Purchaser has accrued as reflected on Schedule 21.6. Purchaser shall provide to each Employee who becomes an employee of purchaser, as vacation time for the remainder of the calendar year 2002 after the Closing Date, a minimum of two weeks or, if less, the amount of vacation time to which the Employee would have been entitled after the Closing Date if Seller had remained his or her employer for the balance of the year 2002 on the terms of employment existing as of the Closing Date. Purchaser shall pay each such Employee's wages or salary during their vacation entitlement from Purchaser, when taken. If an Employee with accrued vacation terminates employment with Purchaser during the year 2002 with vacation entitlements remaining, Purchaser shall pay such Employee a lump sum in cash equal to such vacation entitlement.

         21.7 PENSION PLANS.

                  21.7.1 DEFINED CONTRIBUTION PLAN. Purchaser agrees to accept as a plan-to-plan transfer Employees' account balances (including pre-tax, post-tax and loan balances) from Seller's savings plans for any Employee who so elects. Seller shall vest at the Closing Date all Employees' unvested amounts in Seller's savings plans. Employee account balances so transferred will include those amounts that are subject to the provisions of Section 401(k) of the Internal Revenue Code ("401(K) ASSETS"). Purchaser agrees to preserve within its savings plan all protected benefits, rights and features attributable to transferred 401(k) Assets in accordance with the requirements of Section 411(d)(6) of the Internal Revenue Code. Employees will also have the option to leave their accounts in Seller's savings plan or to request distribution of those portions of the accounts which are currently distributable. Purchaser will have no obligation with respect to amounts attributable to Seller's savings plan other than acceptance of the plan-to-plan transfers requested by Employees and the preservation of the protected benefits, rights and features attributable to transferred 401(k) Assets.

                  21.7.2 DEFINED BENEFIT PLAN.

                           21.7.2.1 Each employee hired by Purchaser who
participated in a defined benefit pension plan sponsored by Seller shall receive credit for participation, vesting and benefit accrual purposes under Purchaser's defined pension plans equal to the service credited under Seller's pension plans for participation, vesting and benefit accrual purposes. The benefit payable to each such employee from the defined benefit pension plan or plans of the Purchaser (the "PURCHASER'S PLAN BENEFIT") shall be the greater of:

                                    (a) the result of:

                                             (i) the annual benefit earned as of
the employee's retirement date under Purchaser's plan or plans (including all service credited by Seller's Plan), calculated as a single life annuity and adjusted by any applicable early retirement reduction factors but not adjusted for any qualified domestic relations order, as defined in Section 414 of the Code ("QDRO"); minus

                                             (ii) the annual benefit payable
under Seller's plan or plans, calculated as a single life annuity and actuarially adjusted by any applicable early retirement factors as of the employee's commencement date under Purchaser's plan or plans but not adjusted for any QDRO or prior lump sum or other benefit payments; and minus

                                             (iii) the annual benefit payable
under Tosco's plan or plans, calculated as a single life annuity and actuarially adjusted by any applicable early retirement factors as of the employee's commencement date under Purchaser's plan or plans but not adjusted for any QDRO or prior lump sum or other benefit payments; or

                                    (b) The annual benefit earned as of the
employee's retirement date under the Purchaser's Plan based solely on service with Purchaser.

                           21.7.2.2 Purchaser's Plan Benefit determined in
accordance with this Section 21.7.2 shall be actuarially adjusted for payment in a form other than single life annuity and the application of any early retirement adjustment. Purchaser shall have the discretion to determine Purchaser's Plan Benefit of each employee in a manner that is consistent with the foregoing and consistent with the terms of the Purchaser's Plan.

                           21.7.2.3 The annual benefit payable from Seller's
pension plan(s) shall be determined on a vested benefit basis as of the Closing Date.

         21.8 SEVERANCE. Purchaser shall establish and maintain for a period of 12 months from the Closing Date, a severance program providing to Employees it hires and who leave the employ of Purchaser (other than through death, disability, discharge for cause or the employee's voluntary act), benefits that in the aggregate are at least equal to Seller's Transition Severance Program (a complete and correct description of which has been provided to Purchaser), and Purchaser shall provide the severance benefits as set forth on Schedule 21.8 to Employees it hires who are covered by such benefit as of the Effective Date and who leave the employ of Purchaser (other than through death, disability, discharge for cause or the employee's voluntary act), without any mitigation.

         21.9 WORKERS' COMPENSATION AND EMPLOYMENT-RELATED CLAIMS. Seller agrees that, with respect to claims for workers' compensation arising out of events occurring prior to the Closing Date and all claims under Seller's employee benefit programs by, or in respect of, persons employed by Seller at the Assets arising out of events occurring prior to the Closing Date, regardless of whether such employment had terminated and regardless of whether such employee is employed by Purchaser, whether reported or unreported as of the Closing Date, and whether insured or uninsured (including, but not limited to, workers' compensation, life insurance, medical and disability programs), Seller shall, at its own expense, honor, or cause its insurance carriers, if any, to honor, such claims (to the extent and in proportion to any injury incurred prior to Closing) in accordance with the terms and conditions of such programs or applicable workers' compensation statutes, including any construction of such terms or conditions ultimately made by any court or administrative body having jurisdiction therefor. Without limiting the scope of the preceding sentence, Seller shall be responsible for any and all claims and liabilities arising out of or relating to (i) the employment of the employees or any former employees of Seller, (ii) except as provided in Section 21.10 (WARN Act), the discharge by Seller of any such employee or former employee of Seller, and (iii) the provision of any employee benefits to such employees, former employees, retirees, or disabled employees of Seller (and their beneficiaries and eligible dependents) attributable to their employment with, or their participation in any plans or programs maintained or contributed to, by Seller. Purchaser shall assume liability for all workers' compensation claims for industrial injuries and illnesses occurring on or after the Closing Date.

         21.10 WARN ACT. Purchaser acknowledges and warrants to Seller that Purchaser's actions in connection with the transactions contemplated by this Agreement will not result in a "plant closing" or "mass layoff" within the meaning of the WARN Act, and Purchaser shall indemnify and defend Seller and its Affiliates against, and shall hold them harmless from, any Liability expense incurred by Seller, including attorneys' fees, if applicable, in connection with the application of the WARN Act to Seller as a result of the transactions contemplated by this Agreement; provided that, prior to Closing, Seller will not temporarily or permanently close or shut down any "single site of employment" or any "facility" or any "operating unit,"

"department" or "service" within a single site of employment, as such terms are used in the WARN Act, within or constituting part of the Assets. Seller represents that none of the Assets have had, and will not have, any such closures or shutdowns within the period of at least ninety (90) days prior to Closing. Seller agrees to not take any action or contribute to any liability of Purchaser under the WARN Act, including not laying off any employee between the Effective Date and Closing, without Purchaser's written consent, provided that Seller may discharge employees for cause or poor employee performance consistent with Seller's practices without such consent.

         21.11 PAY EMPLOYEES UNTIL CLOSING DATE. Seller will pay all wages, salaries, bonuses and other sums due Employees, other than accrued vacation and payroll taxes thereon, through the close of business on the day prior to the Closing Date.

         21.12 RETENTION BONUSES. As part of Seller's sale of the Assets, Seller has agreed to make retention payments to Employees who are qualified on the payment dates, equal to 25% of normal earning in effect at the time of Closing. The payment will be made to Employees who (a) accept Purchaser's offer of employment, (b) move directly to employment by Purchaser without a break in services, and (c) continue employment with Purchaser for the applicable periods.

                  21.12.1 The retention bonuses will be paid to Employees on the following schedule: (a) 10% upon Closing and transfer of such Employees directly to Purchaser's payroll, (b) 5% on the 6-month anniversary of the Closing and (c) 10% on the 12-month anniversary of the Closing.

                  21.12.2 Seller shall make the first payment of 10% to those Employees who qualify upon Closing. Purchaser shall make the remaining two payments to those Employees who qualify on the applicable payment dates. Seller shall reimburse Purchaser for such payments to such Employees in accordance with the provisions set forth below.

                  21.12.3 With respect to these subsequent retention bonus payments, Seller shall:

                           21.12.3.1 provide Purchaser with a list of all hired
Employees with their name, social security number, normal earning in effect on the date of the Closing, and the amount of the remaining two payments of such retention bonuses;

                           21.12.3.2 subject to Purchaser providing an estimate
of payments due to Seller 15 days prior to the date such payments are due, Seller shall provide advance funding to Purchaser for the estimated payments no later than one day prior to disbursement by Purchaser;

                           21.12.3.3 reimburse Purchaser for any amounts
Purchaser paid to qualified Employees in excess of the estimated amounts paid to Purchaser in accordance with Section 21.12.3.2, within 15 days of receipt of documentation from Purchaser; and

                           21.12.3.4 reimburse Purchaser for the employer's
portion of the FICA taxes applicable to the remaining two installment payments.

                  21.12.4 Purchaser shall:

                           21.12.4.1 provide Seller with an estimate of each
installment payment due to qualified Employees no later than 15 days prior to the date such payments are due;

                           21.12.4.2 provide Seller with a reconciliation of the
total estimated installment payment and the actual installment payment, including detailed documentation of such actual payments;

                           21.12.4.3 remit to Seller, within 15 days of the date
such installment payments are due, any advance funding received from Seller in excess of actual payments or invoice Seller for any amounts due to Purchaser; and

                           21.12.4.4 provide the following notation on
statements provided to qualified Employees with each installment: "Retention installment is funded by Ultramar Inc."

         21.13 CHANGE IN EMPLOYEE COMPENSATION. Seller will not increase the rate of compensation paid, or pay any bonus, to Employees, except for those increases or bonuses made in the ordinary course of business consistent with Seller's past practices, contemplated by this Agreement or otherwise disclosed by Seller prior to the Effective Date. Seller agrees to notify Purchaser of any increases or bonuses given.

         21.14 TRANSITION OF EMPLOYEES. From and after the Closing Date, Purchaser and Seller shall cooperate to ensure an orderly transition of the Employees who accept employment with Purchaser.

         21.15 LOANS TO EMPLOYEES. Purchaser shall acquire all of Seller's loans to Employees as set forth on Schedule 21.15. At Closing, Purchaser shall pay to Seller the then outstanding principal amount remaining in the aggregate on such loans and the then accrued unpaid interest on the Employee loans as of the Closing Date. Notwithstanding the foregoing, Purchaser shall not acquire, nor shall it be liable for payment to Seller with respect to, any loans set forth on
Schedule 21.15 to Employees that do not accept employment with Purchaser on the Closing Date.

                                   ARTICLE 22

                 TRANSFER OF PERMITS AND ASSIGNMENT OF CONTRACTS

         22.1 TRANSFER OF PERMITS. It shall be Purchaser's responsibility to obtain the issuance or transfer of all environmental and other Permits; provided, however, that Seller shall cooperate with any efforts of Purchaser to complete the actions required in connection with transferring or obtaining the issuance of all such Permits, including, in the case of the Marketing Assets, Seller's right, title and interest in all operating permits, including beer and wine licenses, where applicable.

         22.2 DELAYS IN TRANSFER OF PERMITS OR ASSIGNMENT OF CONTRACTS. If there are prohibitions against, or conditions to, the conveyance of any Contracts, Permits or Miscellaneous Assets without the prior written consent of third parties, then any provision contained in this

Agreement to the contrary withstanding, the transfer of title to, or assignment of, such Contracts, Permits or Miscellaneous Assets pursuant to this Agreement shall not become effective unless and until such consent requirement is satisfied, waived or no longer applies. When and if such consent requirement is so satisfied, waived or no longer applies, to the extent permitted by applicable law, the assignment of such Contracts, Permits or Miscellaneous Assets shall become effective automatically as of the Closing Date, without further action on the part of Seller or Purchaser and without payment of further consideration. Each of Seller and Purchaser agrees to use its commercially reasonable efforts to obtain satisfaction of any consent requirement on a timely basis; provided that Seller shall not be obligated to expend any moneys in connection with satisfying any such consent requirement. To the extent that any consent requirement for any Contract, Permits or Miscellaneous Assets cannot be obtained, Seller will, upon request of Purchaser and at Purchaser's expense, use its commercially reasonable efforts (without infringing upon the legal rights of any outside party or violating any applicable law) to provide Purchaser with the benefits of such Contracts or Permits or equivalent contracts or permits effective as of the Closing Date, provided Purchaser assumes all responsibilities, liabilities costs and expense under any such Contracts, Permits or Miscellaneous Assets with respect to the period after the Closing.

                                   ARTICLE 23

                               CERTAIN TAX MATTERS

         23.1 DOCUMENTARY TRANSFER TAXES AND CERTAIN FEES.

                  23.1.1 Purchaser shall pay all real estate transfer tax imposed on the consideration from conveyance of Real Property under this Agreement.

                  23.1.2 Purchaser shall pay the cost of all recording, filing and escrow fees and closing costs imposed in connection with the conveyance of Real Property under this Agreement.

         23.2     OTHER TAXES.

                  23.2.1 Purchaser shall pay when due all sales, use, gross receipts or excise taxes and any environmental fees imposed upon the transfer of any part of the Assets pursuant to this Agreement, and shall deliver to Seller written evidence of such payment. Purchaser shall indemnify and defend Seller and its Affiliates against, and shall hold them harmless from, and pay, any and all Liabilities arising out of or resulting from any failure to pay any such taxes when due.

                  23.2.2 It is understood between Seller and Purchaser that the consideration from the sale of certain of Seller's tangible personal property may be exempt from California sales tax as sale for resale as defined under California Revenue and Taxation Code Sections 6091-6092. Seller and Purchaser agree to cooperate with each other to the extent possible to substantiate any values or claimed exemptions as required by the State of California. Purchaser shall provide to Seller at the Closing a Resale Exemption certificate regarding the Refinery Inventory and Marketing Inventory.

                  23.2.3 Seller and Purchaser will provide each other with such cooperation and information as each may reasonably request of the other with regard to the preparation and filing of Returns, or the conduct of an audit or other proceeding in respect of Taxes.

                                   ARTICLE 24

                                   BULK SALES

         Seller and Purchaser agree to waive compliance with any applicable bulk sales laws. Seller shall indemnify Purchaser and its Affiliates against, and shall hold them harmless from, and pay, any and all Liabilities arising out of or resulting from any failure to comply with or perform any action in connection with such bulk sales provisions as they apply to the transfer of Assets consistent with this Agreement, to the extent (and only to the extent) Seller expressly retains responsibility therefor. Seller shall comply with the bulk sales tax notice requirement of the State of California.

                                   ARTICLE 25

                                   ASSIGNMENT

         25.1 LIMITATION ON ASSIGNMENT. Subject to Section 25.2 hereof, this Agreement may not be assigned by either party, in whole or in part without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Purchaser may not assign the benefit of Seller's representations and warranties without Seller's prior written consent, which consent Seller may grant or withhold in its sole discretion.

         25.2 ASSIGNABILITY TO AFFILIATES. Seller and Purchaser may each assign this Agreement, in whole or in part, to one or more of their respective Affiliates, upon prior notice to the non-assigning party; provided, that the non-assigning party may require as a condition of such assignment that the assigning party reasonably demonstrate and/or assure the assignee's financial and technical capability to perform its proposed obligations hereunder. Any attempted assignment of this Agreement in violation of this Article 25 shall be null and void.

         25.3 SCOPE OF PERMITTED ASSIGNMENTS. This Agreement shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns. This Agreement shall be binding upon the parties and their respective heirs, legal representatives, successors and assigns, except that any such assignment shall not relieve the assigning party of its obligations hereunder. This Agreement is not intended to, and does not create, any rights in any third parties.

                                   ARTICLE 26

                               LIKE-KIND EXCHANGE

         The parties agree that either party may use a qualified intermediary, as such term is defined under Treasury Regulation Section 1.1031(k)-1(g)(4) ("QUALIFIED INTERMEDIARY"), for purposes of consummating the transactions contemplated by this Agreement and effecting a like-kind exchange of property pursuant to and in accordance with
Section 1031 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder. Purchaser acknowledges that Seller may identify a Qualified Intermediary within ten days of the Closing Date, for purposes of consummating a like-kind exchange under this Agreement, its right under this Agreement to receive, pledge, borrow or otherwise obtain the benefits of the Purchase Price (all other rights, remedies, liabilities and obligations arising under this Agreement are retained by Seller). If Purchaser desires to use a Qualified Intermediary, it shall give written notice to Seller at least ten days prior to the Closing Date of its intention to do so, and such notice shall identify such Qualified Intermediary. The parties agree to execute such agreements and other documents as may be necessary to complete and otherwise effectuate the like-kind exchange, provided that: (a) a party's obligations hereunder shall not be increased; (b) such documents shall not modify a party's representations, warranties or obligations hereunder; (c) the Purchase Price paid by Purchaser shall not be different from that which Purchaser would have paid pursuant to Section 3.1; (d) a party shall not incur any additional cost, expense or liability as a result of its cooperation in such exchange; (e) Seller shall indemnify Purchaser and its Affiliates against, and shall hold them harmless from additional expenses, including taxes and closing costs, and any other Liability which Purchaser may sustain or become subject to as a result of the Purchase Price being paid to an intermediary party rather than to Seller and the intermediary's subsequent use of the Purchase Price; and (f) neither party shall be required to take title to any real property not part of the Assets.

                                   ARTICLE 27

                                    PAYMENTS

         27.1 All references herein to dollars ($) refer to U.S. dollars. Unless otherwise specified herein, any payment to be made hereunder shall be made in U.S. dollars by wire transfer of immediately available funds, without discount or deduction, or by such other means as the parties may agree in writing.

         27.2 Any amount not paid by either party when due hereunder shall bear interest from the date upon which payment was due through the date of payment at a rate equal to one percent (1%) above the prime rate of interest as announced by JPMorganChase Bank in New York City from time to time.

                                   ARTICLE 28

                                   ARBITRATION


         28.1 NEGOTIATION OF DISPUTES AND DISAGREEMENTS. In the event of any controversy or claim ("CLAIM"), whether based on contract, tort, statute or other legal or equitable theory (including but not limited to any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement including this section) arising out of or related to this Agreement (including any amendments or extensions and any documents delivered or to be delivered pursuant hereto), or the breach or termination thereof, which the parties have been unable to settle or agree upon within a period of 30 days after the dispute or disagreement arises, each party shall nominate a senior officer of its management to meet at a mutually agreed time and place not later than 45 days after the dispute or disagreement has arisen to attempt to resolve such dispute or disagreement. Should a resolution of such dispute or disagreement not be obtained within 15 days after nomination of senior officers for such purpose, either party may then, by notice to the other, submit the dispute to arbitration in accordance with the provisions of Section 28.2.

         28.2 ARBITRATION RESOLUTION. Any Claim shall be submitted to binding arbitration by a panel of three arbitrators. Seller and Purchaser shall each appoint one arbitrator from the list of approved arbitrators maintained by the American Arbitration Association. The third arbitrator shall be a neutral arbitrator who has not acted for either party (or any Affiliate of either party) within the prior five years, and will be appointed in accordance with the American Arbitration Association Rules then in effect. The arbitration shall be held in San Antonio, Texas, and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrators shall determine the Claims of the parties and render a final award in accordance with the substantive law of the State of Texas, excluding the conflicts provisions of such law, except that matters relating to real estate law and local and state environmental law should be determined under the substantive laws of the State of California. The arbitrators shall set forth the reasons for the award in writing.

         28.3 CONDUCT OF THE ARBITRATION. Arbitration shall be subject to the following additional provisions:

                  28.3.1 the hearing shall be conducted on a confidential basis without continuance or adjournment;

                  28.3.2 any offer made or the details of any negotiation of the dispute subject to arbitration prior to arbitration shall not be admissible;

                  28.3.3 each party shall be entitled to all rights and privileges granted by the arbitrators to the other party;

                  28.3.4 each party shall be entitled to compel the attendance of witnesses or production of documents, and for this purpose, the arbitrators shall have the power to issue subpoenas in accordance with the law of the State of Texas;

                  28.3.5 each party shall have the right (upon leave of the arbitrators) to take depositions and obtain other discovery of the scope and in the manner which the arbitrators deem reasonably necessary to the preparation and presentation of the party's case;

                  28.3.6 the arbitrators shall have the power to impose on any party such terms, conditions, consequences, liabilities, sanctions and penalties as they deem necessary or appropriate (which shall be conclusive, final and enforceable as the award on the merits) to compel or induce compliance with discovery and the appearance of, or production of documents in the custody of, any officer, director, agent or employee of a party any Affiliate of such party;

                  28.3.7 the arbitrators are authorized to award reasonable attorneys' fees and costs, and the costs of arbitration, including the fees charged by the arbitrators and by the American Arbitration Association, to any substantially prevailing party unless the arbitrators determine and state in their decision that they have determined that such an award is inappropriate; and

                  28.3.8 the arbitrators shall schedule the arbitration within 90 days after the appointment of the third arbitrator and render their decision in writing within 60 days after the arbitration is concluded.

         28.4 COSTS. Each party shall bear its own costs, expenses and attorneys' fees; provided that if court proceedings to stay litigation or compel arbitration are necessary, the party who unsuccessfully opposes such proceedings shall pay all reasonable associated costs, expenses, and attorneys' fees in connection with such court proceeding.

         28.5 BREACH. The parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. In order to prevent such irreparable injury, the arbitrators shall have the power to grant temporary or permanent injunctive or other equitable relief. Prior to its appointment of an arbitrator, a party may, notwithstanding any other provision of this agreement, seek temporary injunctive relief from any court of competent jurisdiction; provided that the party seeking such relief shall (if arbitration has not already been commenced) simultaneously commence arbitration. Such court-ordered relief shall not continue more than ten days after the appointment of the arbitrator (or in any event for longer than 60 days).

         28.6 ARBITRAL AWARDS. Judgment on the award rendered by the arbitrators is final and binding upon the parties, except to the extent it may be challenged under the law. The parties hereby consent to the non-exclusive jurisdiction of the state or federal courts of the State of Texas for the enforcement of any award rendered by the arbitrators.


NOTICE: BY INITIALING IN THE SPACE, BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THIS AGREEMENT DECIDED BY NEUTRAL ARBITRATION AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW, YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THIS
Article 28. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER TEXAS LAW. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THIS AGREEMENT TO NEUTRAL ARBITRATION.

           /s/ MSC                               /s/ SLL
         -------------------                   ----------------------
         Initials for Seller                   Initials for Purchaser

                                   ARTICLE 29

                                   AMENDMENTS

         This Agreement cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification shall have been agreed to by each of the parties and reduced to writing in its entirety and signed and delivered by each party.

                                   ARTICLE 30

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         All representations and warranties of the parties contained in this Agreement shall survive for a period of eighteen months following the Closing Date. No claim, for indemnity or otherwise, with respect to any representation or warranty shall be brought unless written notice of such claim, setting forth the facts and circumstances underlying such claim, is given to the party making such representation or warranty on or before the end of such survival period. It is the parties' intent that such surviving representations and warranties shall not merge in the Closing or in the conveyancing instruments delivered at the Closing.

                                   ARTICLE 31

                          GENERAL; ADDITIONAL COVENANTS

         31.1 ENTIRE AGREEMENT. This Agreement, including all of the Attachments, Exhibits and Schedules, constitutes the entire understanding between the parties with respect to the subject matter contained herein and supersedes any prior understandings, negotiations or agreements, whether written or oral, between them respecting such subject matter. There are no representations and warranties except as expressly set forth in this Agreement.

         31.2 CONSTRUCTION. Words of any gender used in this Agreement shall be construed to include any other gender, and words in the singular number shall include the plural, and vice versa, unless the context requires otherwise.

         31.3 CAPTIONS. The captions used in connection with the Articles and Sections of this Agreement are for convenience only and shall not be deemed to enlarge, limit or otherwise modify the meaning or interpretation of the language of this Agreement. Any references to "Articles," "Sections," "Attachments," "Exhibits," and Schedules" are to Articles, Sections, Attachments, Exhibits, and Schedules of this Agreement.

         31.4 ATTACHMENTS, EXHIBITS AND SCHEDULES. Each Attachment, Exhibit, and Schedule referred to herein is incorporated into this Agreement by such reference; provided that to the extent of any conflict or inconsistency between any of the Attachments, Exhibits or Schedules and this Agreement, this Agreement will prevail.

         31.5 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future laws, such provision shall be fully severable; this

Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect, unaffected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. In lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         31.6 NO WAIVER. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

         31.7 GOVERNING LAW; CHOICE OF FORUM. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely in the State of Texas. Notwithstanding the foregoing sentence, matters relating to real estate law and local and state environmental law shall be construed and enforced in accordance with the laws of the State of California. The parties irrevocably submit to the exclusive jurisdiction of the United States District Court for the Western District of Texas, San Antonio Division for the purposes of this Agreement, except for those matters over which that Court does not have subject matter jurisdiction. Where the United States District Court for the Western District of Texas, San Antonio Division does not have subject matter jurisdiction, the Parties irrevocably submit to the exclusive jurisdiction of the state district court located in Bexar County, Texas.

         31.8 NOTICES All notices or other communications required hereunder shall be in writing, shall be addressed as specified below and shall be deemed to have been given: (a) at the time of delivery when delivered personally; (b) upon receipt when sent by Federal Express, or similar overnight service, or (c) upon completion of successful transmission when sent by facsimile (unless transmission is completed outside recipient's normal working hours, in which case such notice shall be deemed given at the start of recipient's next business day), immediately followed by U.S. posting, postage prepaid.

         Seller:                                Purchaser:

         One Valero Place                       300 Concord Plaza Drive
         San Antonio, Texas  78212              San Antonio, TX 78216
         Attention:  General Counsel            Attention:  Corporate Secretary
         Facsimile:  210-370-2490               Facsimile:  (210) 283-2400
         Phone:  210-370-2030                   Phone:  (210) 283-2248

         Either Party may change its address or facsimile number by providing written notice to the other at least ten days prior to the effective date of such change.

         31.9 COMMERCIALLY REASONABLE EFFORTS; TIME OF ESSENCE. Except as otherwise specifically provided herein, Purchaser and Seller shall each use commercially reasonable efforts to satisfy the conditions to Closing and otherwise consummate the transactions contemplated by this Agreement as promptly as practical. Time is of the essence with respect to the Closing of this Agreement.

         31.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and any party may execute any such counterpart, each of which when executed by both parties and delivered shall be deemed to be an original. It shall not be necessary in making proof of this Agreement or any counterparts hereof to produce or account for any of the other counterparts.

         31.11 EXTENSIONS OF TIME; WAIVER. It is agreed that any party to this Agreement may extend time for performance by any other party or waive the performance of any obligation of any other party or waive any inaccuracies in the representations and warranties of any other party, but any such waiver shall be in writing, and shall not constitute or be construed as a waiver of any other obligation, condition, representation or warranty under this Agreement.

         31.12 FURTHER ASSURANCES. Purchaser and Seller shall take such additional action, and shall cooperate with one another, as may be reasonably necessary to effectuate the terms of this Agreement and any agreement or instrument delivered pursuant to this Agreement.

         31.13 NO PRESUMPTION AGAINST DRAFTER. Purchaser and Seller have each fully participated in the negotiation and drafting of this Agreement. If an ambiguity, question of intent or question of interpretation arises, this Agreement must be construed as if drafted jointly, and there must not be any presumption, inference or conclusion drawn against either party by virtue of the fact that its representative has authored this Agreement or any of its terms.

         31.14 EXPENSES. Except as otherwise specifically provided in this Agreement, each party to this Agreement shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby, including attorneys' fees and expenses

         31.15 INTERPRETATION. The use of the phrase "including," or phrases of similar import, shall be deemed to include the phrase "without limitation".

                            [signature page follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.


                                         ULTRAMAR INC.



                                         By: /s/ MICHAEL S. CISKOWSKI
                                             -------------------------
                                             Name: Michael S. Ciskowski
                                             Title: Senior Vice President

                                         TESORO REFINING AND MARKETING
                                         COMPANY



                                         By: /s/ SHARON L. LAYMAN
                                             -------------------------
                                             Name: Sharon L. Layman
                                             Title: Vice President and Treasurer

         The following are lists of Attachments, Exhibits, and Schedules to this
Agreement:


                                   ATTACHMENTS


Attachment 1-R, 1-M:                                   Title Commitments
     (Section 2.1.1.1, Section 2.2.1.1)

Attachment 2-R, 2-M:                                   Improvements located on the Real Property
     (Section 2.1.1.2, Section 2.2.1.2)

Attachment 3-R, 3-M:                                   Contracts
     (Section 2.1.2.1, Section 2.2.2.1)

Attachment 4-R, 4-M:                                   Miscellaneous Assets
    (Section 2.1.2.2, Section 2.2.2.2)

Attachment 5-R, 5-M:                                   Permits
     (Section 2.1.2.3, Section 2.2.2.3)

Attachment 6-R, 6-M:                                   Excluded Property
     (Section 2.3.6)

Attachment 7-R, 7-M:                                   Improvements, Equipment or Inventory NOT owned by
     (Section 2.3.7)                                   Seller

Attachment 8:                                          Refinery Inventory Quantification Procedures
     (Section 6.4.1)

Attachment 9:                                          Inventory Valuation Protocol for Refinery and
     (Section 6.4.1, Section 6.4.2)                    Marketing Sites


                                    EXHIBITS


Exhibit A                    form of Assignment and Assumption of Permits,
                             Contracts and Miscellaneous Assets

Exhibit B                    form of Purchaser Note

Exhibit C                    form of Trademark License Agreement

Exhibit D                    form of Transition Services Agreement

Exhibit E                    form of Corporation Grant Deed

Exhibit F                    form of Bill of Sale

Exhibit G                    form of Assignment and Assumption of Lease Agreement

Exhibit H                    form of FIRPTA Affidavit

Exhibit I                    California Form 594W

Exhibit J                    form of Purchaser Parent Guaranty

Exhibit K                    form of Seller Parent Guaranty

                                    SCHEDULES


Schedule 1 - P                                               List of Purchaser's Employees with actual
                                                             knowledge (Article 1)

Schedule 1 - P - A                                           List of Purchaser's Employees with actual
                                                             knowledge (for "Special Knowledge")

Schedule 1 - S                                               List of Seller's Employees with actual
                                                             knowledge (Article 1)

Schedule 2.1.2.2                                             Transferred Emission Credits

Schedule 2.3.9                                               Excluded Contracts

Schedule 2.3.11                                              Retained Emission Credits

Schedule 3.2.3                                               Earn Out Provisions

Schedule 3.5                                                 Allocation of Purchase Price

Schedule 8.3                                                 Consents required by Seller

Schedule 8.4                                                 No Breach Exceptions (Seller)

Schedule 8.5                                                 Issues Involving Real Property Leases

Schedule 8.6                                                 Issues Involving Improvements

Schedule 8.7                                                 Compliance with Laws

Schedule 8.8                                                 Issues Involving Contracts

Schedule 8.10                                                Pending Actions and Proceedings

Schedule 8.11                                                Labor Matters

Schedule 8.12                                                Intellectual Property

Schedule 9.3                                                 Consents Required by Purchaser

Schedule 9.4                                                 No Breach Exceptions (Purchaser)

Schedule 9.5                                                 Pending Actions and Proceedings

Schedule 10.3.1                                              Seller Retained Litigation

Schedule 10.3.1.1.4                                          Terms of Pending Settlement


Schedule 10.3.6                                              Environmental Insurance Policy

Schedule 11.1.1                                              Title Encumbrances to be Removed

Schedule 11.1.1.4                                            Rights of Third Parties

Schedule 21.1                                                Seller's Employees

Schedule 21.2.2                                              Collective Bargaining Agreements

Schedule 21.3.1                                              Available Employees

Schedule 21.3.3                                              Benefits

Schedule 21.3.5                                              Medical Plan Recipients

Schedule 21.6                                                Vacation Liability

Schedule 21.8                                                Severance Benefits

Schedule 21.15                                               Employee Loans

                            PURCHASER PARENT GUARANTY




         As an inducement to Ultramar Inc., a Nevada corporation ("ULTRAMAR"), to enter into a Sale and Purchase Agreement for Golden Eagle Refining and Marketing Assets (the "AGREEMENT") dated as of February 4, 2002 with Tesoro Refining and Marketing Company, a Delaware corporation ("PURCHASER"), for the purchase by Purchaser of Ultramar's Golden Eagle Refinery and Marketing Assets (as more particularly described in the Agreement, and therein defined as the "ASSETS"), TESORO PETROLEUM CORPORATION, a Delaware corporation ("GUARANTOR"), hereby unconditionally guarantees (the "GUARANTY") to Ultramar, its successors and assigns the due performance of all obligations, and the prompt payment in full of all amounts, which are now or may hereafter become due and owing when due (whether at stated maturity, upon acceleration or otherwise) to Ultramar by Purchaser, its successors and assigns pursuant to the terms of the Agreement and any documents or instruments delivered pursuant thereto. The obligations and amounts guaranteed, or intended to be guaranteed, hereby are herein collectively referred to as the "OBLIGATIONS."

         Guarantor acknowledges that, as the direct or indirect sole shareholder of Purchaser, Guarantor will receive a direct or indirect benefit from Purchaser's acquisition of the Assets from Ultramar and from the making of this Guaranty.

         This Guaranty is an irrevocable, absolute and continuing guaranty of payment and not a guaranty of collection. Guarantor's obligation is as a primary obligor and is not conditioned upon Ultramar's taking action to compel performance or payment by Purchaser of the Obligations or exhausting its remedies against Purchaser.

         Guarantor waives: (a) diligence and demand for payment; (b) all notices to Guarantor, Purchaser or any other person or entity (whether of nonpayment, default under the Agreement or any other matters relating to the Agreement, whether or not referred to in this Guaranty); (c) all demands whatsoever; (d) any statute of limitations affecting Guarantor's liability under this Guaranty or the enforcement of this Guaranty; and (e) all principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty.

         Without affecting this Guaranty or the rights and remedies of Ultramar in any way, Ultramar may, at any time and from time to time and without notice or demand of any kind, and notwithstanding that Guarantor's risk under this Guaranty may be increased thereby and/or Guarantor's subrogation rights may be prejudiced thereby: (i) amend, extend, increase, reduce, renew, waive, accelerate or otherwise change the Obligations, (ii) accept collateral and/or other guarantees and other forms of support for the Obligations, and exercise, not exercise, perfect, not perfect, waive, compromise or release any rights or remedies associated therewith and (iii) conduct any transactions of any nature and amount with Purchaser; and Guarantor hereby waives all rights and remedies with respect to all of the foregoing. Neither this Guaranty nor any of the rights and remedies of Ultramar hereunder will be affected in any way by: (A) any illegality, invalidity or unenforceability of any of the Obligations or any security, guaranty or other support therefor; (B) any disability or defense of Purchaser with respect to the Obligations or the cessation or discharge of Purchaser's liability therefor for any reason or any counterclaim, set-off or other claim Purchaser or Guarantor has or alleges to have, including without limitation any arising under or relating to the Purchase Agreement; (C) any bankruptcy, insolvency, reorganization or other proceeding or arrangement affecting Purchaser; or (D) any reorganization, recapitalization or change in control of, any sale of assets or merger by, or any other transaction, event or circumstance affecting, Purchaser, Guarantor or any affiliate of either; and Guarantor hereby waives all rights and remedies with respect to all of the foregoing.

         Guarantor represents and warrants that it has made arrangements sufficient to it to obtain such information as it desires concerning the financial, business and other affairs of Purchaser at present and on a continuing basis, and Guarantor agrees that Guarantor is not relying upon Ultramar, and Ultramar has no obligation of any kind, to furnish any such information to Guarantor now or in the future, whether or not material and whether or not known to Ultramar and whether or not Purchaser and Guarantor continue to be affiliated.

         If any payment of or on account of the Obligations is returned to or recovered by Purchaser on account of any preference, fraudulent transfer, fraudulent conveyance or other basis, actual or alleged, this Guaranty shall automatically apply to the payment to Ultramar of the amount returned or recovered.

         Guarantor's obligations hereunder shall apply, without limitation, to interest accruing under the terms of any of the Obligations after the commencement of any bankruptcy, insolvency, reorganization or other proceeding with respect to Purchaser, whether or not such interest continues to accrue in such proceeding.

         Guarantor agrees not to exercise any subrogation, contribution, indemnity or similar right against Purchaser unless and until all Obligations have been fully and irrevocably paid to and performed for the benefit of Ultramar. Guarantor hereby subordinates any obligation of Purchaser to Guarantor or any affiliate of Guarantor (the "SUBORDINATED OBLIGATIONS") to the prior, full and irrevocable payment and performance of all Obligations to Ultramar, and any amount paid, received or recovered by Guarantor or any affiliate of Guarantor with respect to or on account of the Subordinated Obligations shall be held in trust for Ultramar and paid over to Ultramar upon demand to be held as collateral for or for application to the payment of the Obligations.

         Upon written demand by Ultramar, Guarantor agrees to pay the full amount of any indebtedness, damages, costs and expenses incurred by Ultramar, or claim or demand asserted against Ultramar, arising from Purchaser's failure to perform any of the Obligations. Payment shall be made to the address stated in Ultramar's demand for payment.

         In any action brought by Ultramar on this Guaranty, no other or further proof shall be required of Ultramar than to establish the amount or sums of money or other performance due and owing to Ultramar from Purchaser. When so established, such amount or sums shall be conclusive and binding on Guarantor.

         Whenever the parties desire to give or serve any notice, demand, request, or other communication with respect to this Guaranty, each must be in writing and will be effective only if delivered by personal service or commercial courier, transmitted by facsimile or similar electronic communication, or mailed by certified or registered mail, postage prepaid, return receipt requested, in each case addressed as follows:

         To Guarantor:              300 Concord Plaza Drive
                                    San Antonio, TX  78216
                                    Attention:  Corporate Secretary
                                    (Facsimile) (210) 283-2400

         To Ultramar:               One Valero Place
                                    San Antonio, TX  78212
                                    Attention:  General Counsel
                                    (Facsimile) (210) 370-2490

Every notice, demand, request or other communication under this Guaranty shall be deemed to have been given: (a) at the time of delivery when delivered personally; (b) upon receipt when sent by FedEx, or similar overnight courier service; (c) upon completion of successful transmission when sent by facsimile (unless transmission is completed outside of the recipient's normal business hours, in which case such notice shall be deemed given at the start of the recipient's next business day), immediately followed by U.S. posting, postage prepaid; or (d) three days after it has been deposited in the United States Mail, postage prepaid. Each party may change its address by giving written notice to the other party in conformity with this paragraph.

         Ultramar may proceed against Guarantor for any amount guaranteed hereunder whether action is brought against Purchaser or whether Purchaser is joined in any such action or not.

         This Guaranty shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within the State of Texas. The parties irrevocably submit to the exclusive jurisdiction of the United States District Court for the Western District of Texas, San Antonio Division for the purposes of this Guaranty, except for those matters over which that court does not have subject matter jurisdiction. Where that court does not have subject matter jurisdiction, the parties irrevocably submit to the exclusive jurisdiction of the state district court located in Bexar County, Texas. Service in any such action may be made by giving notice in the manner provided herein. Guarantor irrevocably waives any objection to any such court on the grounds of venue, inconvenient forum or any other ground.

         Every provision of this Guaranty is intended to be severable. In the event any court of competent jurisdiction determines that any provision of this Guaranty is illegal or invalid for any reason, such illegality or invalidity shall not affect the balance of the provisions of this Guaranty that remain binding and enforceable.

         All costs and expenses, including attorney's fees, incurred by Ultramar in seeking to obtain performance or payment from Purchaser shall be deemed an Obligation for purposes of this Guaranty.

         If this Guaranty is referred to a lawyer for enforcement or collection, Guarantor will pay all attorneys' fees incurred by Ultramar. If Ultramar files suit to enforce this Guaranty and Ultramar obtains a judgment against Guarantor then, in addition to attorneys' fees, Guarantor shall pay Ultramar all costs of suits reasonably incurred by Ultramar.

         This Guaranty will inure to the benefit of Ultramar, its successors and assigns and will be binding upon Guarantor, its successors and assigns.

         IN WITNESS WHEREOF, the undersigned has executed this Guaranty this 4th day of February, 2002.

                                        TESORO PETROLEUM CORPORATION


                                        By:
                                          --------------------------------------
                                        Name:
                                        Title:

                                 FIRST AMENDMENT
                       TO THE SALE AND PURCHASE AGREEMENT
                 FOR GOLDEN EAGLE REFINING AND MARKETING ASSETS

         This First Amendment (the "First Amendment") to the Sale and Purchase Agreement for Golden Eagle Refining and Marketing Assets between Ultramar Inc. ("Ultramar") and Tesoro Refining and Marketing Company ("Tesoro") is made and entered into as of the 20th day of February, 2002 between Ultramar and Tesoro.

         WHEREAS, Ultramar and Tesoro entered into the Sale and Purchase Agreement for Golden Eagle Refining and Marketing Assets effective February 4, 2002 (the "Purchase Agreement");

         WHEREAS, Ultramar and Tesoro desire to amend the Purchase Agreement as set forth below; and

         WHEREAS, all capitalized terms not defined herein shall have the meanings assigned to them in the Purchase Agreement;

         NOW THEREFORE, in consideration of the following and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Preliminary Statement. The penultimate paragraph of the Preliminary Statement (regarding Purchaser's parent guaranty) is hereby deleted in its entirety and replaced with the following provision:

          "Concurrently with the execution and delivery of this Agreement, Purchaser is causing Tesoro Petroleum Corporation to execute and deliver to Seller a Guaranty in the form attached here to as Exhibit J, which guarantees Purchaser's performance under this Agreement."

         2. Article 1--Definitions.

         (a) The following terms are hereby deleted from Article 1 of the Purchase Agreement:

             Earn Out Payment
             Purchaser Note

         (b) The reference to Section 3.2.2 in the definition for the term Purchase Price Balance is hereby amended to be Section 3.2.4.

         3. Article 3--Purchase Price

         (a) Section 3.1.1. Section 3.1.1 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following provision:

           "3.1.1 For the transfer, sale and assignment by Seller of the Assets other than those Assets listed elsewhere in this Section 3.1, Nine Hundred Ninety-Five Million Dollars ($995,000,000) as adjusted pursuant to Section 12.1.2 and Article 14, if applicable;"

         (b) Section 3.1.6. Section 3.1.6 is hereby deleted in its entirety.

         (c) Section 3.2.1. Section 3.2.1 is hereby deleted in its entirety and replaced with the following provision:

                  "3.2.1 One Billion, One Hundred Twenty-Five Million Dollars ($1,125,000,000) shall be paid in cash at the Closing (net of the Earnest Money Deposit, which shall be applied towards Purchaser's payment obligation pursuant to this Section 3.2.1) (the "CASH PURCHASE PRICE").

         (d) Section 3.2.2. The two parenthetical phrases "(exclusive of the Earn Out Payment) (the "Purchase Price Balance")" in Section 3.2.2 are hereby deleted.

         (e) Section 3.2.3. Section 3.2.3 is hereby deleted in its entirety.

         (f) Section 3.2.4. Section 3.2.4 is hereby deleted in its entirety and replaced with the following provision:

                 "3.2.4 Purchase Price Balance. In accordance with the provisions set forth below, Purchaser or Seller (as applicable) shall deliver to the other an amount equal to the Inventory and Adjustment Amount minus One Hundred Thirty Million Dollars ($130,000,000) (the "PURCHASE PRICE BALANCE").

                 3.2.4.1 The term "INVENTORY AND ADJUSTMENT AMOUNT" shall be calculated as follows:

                         (a)  the sum of
                              (i)   the Refinery Inventory Price;
                              (ii)  the Marketing Inventory Price;
                              (iii) the amount of the employee loans pursuant to
                                    Section 21.15; plus
                              (iv)  the Apportionment Sum Payable;
                              minus
                        (b)   the sum of
                              (i) the amount of any adjustments made pursuant to Section 12.1.2 and Article 14; plus
                              (ii)  Five Million Dollars ($5,000,000).

                  3.2.4.2 If the Purchase Price Balance is a negative number, then Seller will pay to Purchaser in cash an amount equal to the Purchase Price Balance. If the Purchase Price Balance is a positive number, then Purchaser shall pay Seller in cash the Purchase Price Balance. Payments contemplated by this Section 3.2.4.2 shall be made within 20 business days after the date on which Seller delivers the Post-Closing Report to Purchaser. Notwithstanding the foregoing, any amount disputed in the Purchaser Response shall be paid within five business days of final resolution of the disputed amount. All payments made pursuant to this Section 3.2.4.2 shall include interest from the Closing Date to the date of payment at the interest rate set forth in
         Section 27.2.

                  3.2.4.3 As soon as practicable following the Inventory Report Review Period (as defined in Attachment 8), Seller shall deliver to Purchaser a report setting forth Seller's calculation of the Inventory and Adjustment Amount (the "POST-CLOSING REPORT"). Purchaser shall notify Seller in writing (the "PURCHASER RESPONSE") within 15 business days of its receipt of the Post-Closing Report of any dispute regarding the calculations set forth in the Post-Closing Report. Purchaser's failure to deliver to Seller the Purchaser Response within such 15-business-day period shall be deemed for all purposes to constitute Purchaser's acceptance of the Post-Closing Report.

                  3.2.4.4 If Purchaser timely delivers to Seller the Purchaser Response, the parties shall negotiate in good faith a resolution of such dispute. In the event that the parties are unable to agree on the Inventory and Adjustment Amount within 30 days of Seller's receipt of the Purchaser Response, then the parties agree to submit the matter to binding arbitration under Article 28."

         4. Article 6--Closing.

                  (a) Section 6.3.8. Section 6.3.8 is hereby deleted in its entirety.

                  (b) Section 6.5.4. The phrase "and the determination of the principal amount of the Purchaser Note" in the second sentence of
         Section 6.5.4 is hereby replaced by the phrase "and the determination of the payments contemplated by Section 3.2.4".

         5. Article 12--Risk of Loss. Section 12.1.5 (a) is hereby deleted in its entirety and replaced with the following provision:

                  "(a) an adjustment in favor of Purchaser shall be paid in cash by Seller;"

         6. Exhibits and Schedules. Exhibit B (Purchaser Note) and Schedule
3.2.3 (Earn Out Payment) are hereby deleted in their entireties. References to these items in the listings of Exhibits and Schedules are hereby deleted. Exhibit J (form of Purchaser Parent Guaranty) is hereby deleted in its entirety and replaced with the attached Exhibit J. Simultaneously with the parties' entry into this First Amendment, Seller is returning to Tesoro Petroleum Corporation the executed original of the Purchaser Parent Guaranty delivered with the parties' entry into the Purchase Agreement in exchange for an executed counterpart of a replacement Purchaser Parent Guaranty in the form of Exhibit J attached to this First Amendment.

         7. The Table of Contents is hereby amended to reflect the foregoing changes.

         8. All provisions of the Purchase Agreement (including the Attachments, Exhibits and Schedules thereto) not amended hereby shall remain in full force and effect. All references in the Purchase Agreement to the "Agreement" shall refer to the Purchase Agreement as amended by this First Amendment.

         IN WITNESS WHEREOF, the parties have executed this First Amendment effective as of the day and year first written above.

                                        ULTRAMAR INC.


                                        By:
                                          --------------------------------------
                                        Title:
                                             -----------------------------------


                                        TESORO REFINING AND MARKETING COMPANY


                                        By:
                                          --------------------------------------
                                        Title:
                                             -----------------------------------

The following, parties to the Seller Parent Guaranty and the Purchaser Parent Guaranty, respectively, referred to in the Purchase Agreement (as amended by the foregoing First Amendment, in the case of the Purchaser Parent Guaranty), hereby consent to the foregoing First Amendment and confirm that references in such guaranties to the "Agreement" shall refer to the Purchase Agreement as amended by the foregoing First Amendment and that their respective obligations under such guaranties shall remain in full force and effect. No implication shall be drawn from this consent and confirmation that the foregoing First Amendment would otherwise affect their respective obligations under such guaranties.

                                        VALERO ENERGY CORPORATION



                                        By:
                                          --------------------------------------
                                        Title:
                                             -----------------------------------

                                        TESORO PETROLEUM CORPORATION



                                        By:
                                          --------------------------------------
                                        Title:
                                             -----------------------------------




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